CONSOLIDATED FINANCIAL STATEMENTS National Mentor Holdings, Inc. As of and for the years ended September 30, 2024 and 2023 With Independent Auditor’s Report

National Mentor Holdings, Inc. Consolidated Financial Statements Contents Independent Auditor’s Report....................................................................................................................... ....................................1 Consolidated Balance Sheets............................................................................................................................................................3 Consolidated Statements of Operations........................................................................................ ....................................................4 Consolidated Statements of Comprehensive Loss................................................................................ ............................................5 Consolidated Statements of Stockholders' Deficit............................................................................................................................6 Consolidated Statements of Cash Flows........................................................................................ ..................................................7 Notes to Consolidated Financial Statements................................................................................... .................................................9 Supplemental Consolidating Information (Unaudited)..................................................................................................................36

1 INDEPENDENT AUDITOR’S REPORT To the Board of Directors of National Mentor Holdings, Inc. Opinion We have audited the consolidated financial statements of National Mentor Holdings, Inc. and subsidiaries (the “Company”), which comprise the consolidated balance sheets as of September 30, 2024 and 2023, and the related consolidated statements of operations, comprehensive loss, stockholders' deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”). In our opinion, the accompanying financial statements present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued. Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with GAAS, we:  Exercise professional judgment and maintain professional skepticism throughout the audit.  Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Deloitte & Touche LLP 115 Federal Street Boston, Massachusetts 02110 USA Tel.: +1 617 437 2000 www.deloitte.com

2  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. Disclaimer of Opinion on Supplementary Information Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information listed in the table of contents is presented for the purpose of additional analysis and is not a required part of the financial statements. This supplementary information is the responsibility of the Company's management. Such information has not been subjected to the auditing procedures applied in our audits of the financial statements and, accordingly it is inappropriate to and we do not express an opinion on the supplementary information referred to above. December 12, 2024

3 National Mentor Holdings, Inc. Consolidated Balance Sheets (Amounts in thousands, except share amounts) As of September 30, 2024 2023 ASSETS Current Assets: Cash and cash equivalents $ 7,346 $ 45,795 Restricted cash 545 792 Accounts receivable, net 298,231 313,537 Prepaid expenses and other current assets 32,133 29,004 Total current assets 338,255 389,128 Property and equipment, net 140,212 169,723 Intangible assets, net 666,250 760,686 Goodwill 617,151 621,975 Operating lease right-of-use assets 388,350 415,064 Finance lease right-of-use assets 26,366 13,034 Restricted cash 50,000 50,000 Other assets 66,698 65,920 Total assets $ 2,293,282 $ 2,485,530 LIABILITIES AND STOCKHOLDERS' DEFICIT Current Liabilities: Accounts payable $ 58,416 $ 60,387 Accrued payroll and related costs 138,643 125,774 Other accrued liabilities 104,080 103,049 Current operating lease liabilities 101,248 100,751 Current finance lease liabilities 5,556 1,679 Borrowings under revolving commitments 1,030 907 Current portion of long-term debt 30,397 34,429 Total current liabilities 439,370 426,976 Other long-term liabilities 138,415 128,260 Deferred tax liabilities, net 42,038 40,067 Operating lease liabilities, less current portion 308,334 328,157 Finance lease liabilities, less current portion 24,460 13,890 Long-term debt, less current portion 2,007,756 2,065,963 Other commitments and contingencies (Note 16) Stockholders' Deficit National Mentor Holdings, Inc. stockholders’ deficit Common stock, $0.01 par value; 100 shares authorized, issued and outstanding at September 30, 2024 and 2023 — — Additional paid-in capital 42,587 43,652 Accumulated (loss) gain on derivatives, net of tax (benefit) expense of ($413) and $1,234 at September 30, 2024 and 2023, respectively (1,081) 3,237 Accumulated deficit (704,905) (562,754) Total National Mentor Holdings, Inc. stockholders’ deficit (663,399) (515,865) Noncontrolling interests (3,692) (1,918) Total stockholders' deficit (667,091) (517,783) Total liabilities and stockholders' deficit $ 2,293,282 $ $ 2,485,530 See accompanying notes to these consolidated financial statements.

4 National Mentor Holdings, Inc. Consolidated Statements of Operations (Amounts in thousands) For the Year Ended September 30, 2024 For the Year Ended September 30, 2023 Net revenue $ 3,034,176 $ 2,895,570 Cost of revenue (exclusive of depreciation and amortization expense below) 2,468,197 2,384,040 Operating expenses: General and administrative 297,613 295,505 Depreciation and amortization 170,841 164,588 Loss on divestitures of property and equipment 2,502 3,699 Total operating expenses 470,956 463,792 Income from operations 95,023 47,738 Other income (expense): Interest expense (208,584) (204,544) Other income, net 3,672 1,905 Loss before income taxes (109,889) (154,901) Provision for income taxes 34,036 11,037 Net loss $ (143,925) $ (165,938) Less: Net loss attributable to noncontrolling interests (1,774) (1,918) Net loss attributable to National Mentor Holdings, Inc. $ (142,151) $ (164,020) See accompanying notes to these consolidated financial statements.

5 National Mentor Holdings, Inc. Consolidated Statements of Comprehensive Loss (Amounts in thousands) For the Year Ended September 30, 2024 For the Year Ended September 30, 2023 Net loss $ (143,925) $ (165,938) Other comprehensive loss, net of tax: Unrealized (loss) gain on derivative instrument classified as cash flow hedge, net of tax (benefit) expense of ($1,109) and $1,165 for the years ended September 30, 2024 and 2023, respectively (2,908) 3,054 Realized (gain) loss on derivative instruments reclassified out of Other comprehensive loss into net loss, net of tax (expense) benefit of ($538) and $2,176 for the years ended September 30, 2024 and 2023, respectively (1,410) 5,707 Comprehensive loss (148,243) (157,177) Less: Comprehensive loss attributable to noncontrolling interests (1,774) (1,918) Comprehensive loss attributable to National Mentor Holdings, Inc. $ (146,469) $ (155,259) See accompanying notes to these consolidated financial statements.

National Mentor Holdings, Inc.
Consolidated Statements of Stockholders' Deficit
(Amounts in thousands, except share amounts)

	National Mentor Holdings, Inc.						
	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Noncontrolling Interests	Total Stockholders' Deficit
	Shares	Amount					
Balance at October 1, 2022	100	$ —	$ 39,822	$ (5,524)	$ (405,459)	$ —	$ (371,161)
Cumulative-effect adjustment on adoption of ASU No. 2016-02—*Leases (Topic 842)*, net of tax	—	—	—	—	6,725	—	6,725
Dividends to Parent	—	—	(768)	—	—	—	(768)
Stock-based compensation	—	—	4,598	—	—	—	4,598
Other comprehensive income, net of tax	—	—	—	8,761	—	—	8,761
Net loss	—	—	—	—	(164,020)	(1,918)	(165,938)
Balance at September 30, 2023	100	—	43,652	3,237	(562,754)	(1,918)	(517,783)
Dividends to Parent	—	—	(4,782)	—	—	—	(4,782)
Stock-based compensation	—	—	3,717	—	—	—	3,717
Other comprehensive loss, net of tax	—	—	—	(4,318)	—	—	(4,318)
Net loss	—	—	—	—	(142,151)	(1,774)	(143,925)
Balance at September 30, 2024	100	$ —	$ 42,587	$ (1,081)	$ (704,905)	$ (3,692)	$ (667,091)

See accompanying notes to these consolidated financial statements.

6

7 National Mentor Holdings, Inc. Consolidated Statements of Cash Flows (Amounts in thousands) For the Year Ended September 30, 2024 For the Year Ended September 30, 2023 Cash Flows from operating activities: Net loss $ (143,925) $ (165,938) Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation and amortization 170,691 164,990 Amortization of original issue discount and financing costs 4,242 3,915 Non-cash operating lease expense 108,895 101,973 Stock-based compensation expense 3,717 4,598 Deferred income taxes 3,618 8,219 Loss on divestitures of property and equipment 2,502 3,699 Loss on company owned life insurance policy — 356 (Gain) loss on derivative financial instruments (1,947) 15,119 Net change in fair value of contingent liabilities (650) (525) Changes in operating assets and liabilities, net of acquisitions: Accounts receivable 15,306 (2,076) Other assets (7,719) (592) Accounts payable (2,619) (7,277) Accrued payroll and related costs 12,869 7,256 Other accrued liabilities 792 2,177 Other long-term liabilities 10,155 14,161 Obligations under operating leases (100,418) (98,239) — Net cash provided by operating activities 75,509 51,816 Cash Flows from investing activities: Acquisition of businesses, net of cash acquired — (1,773) Purchases of property and equipment (39,854) (56,945) Proceeds from company owned life insurance policy — 537 Proceeds from sale of property and equipment 744 1,901 Net cash used in investing activities (39,110) (56,280) Cash Flows from financing activities: Issuance of long term-debt 1,144 16,645 Repayments of long-term debt (35,088) (32,005) Dividends to Parent (4,782) (768) Proceeds from borrowings under revolving commitments 1,069,333 794,661 Repayments of borrowings under revolving commitments (1,101,210) (722,572) Repayments of finance lease liabilities (3,755) (1,730) Cash paid for earn-out obligations (200) (6,500) Payments of deferred financing costs (537) (2,290) Net cash (used in) provided by financing activities (75,095) 45,441 Net (decrease) increase in cash, cash equivalents, and restricted cash (38,696) (38,696) 40,977 Cash, cash equivalents, and restricted cash at beginning of period ,587 55,610 Cash, cash equivalents, and restricted cash at end of period $ 57,891 $ 96,587

8 See accompanying notes to these consolidated financial statements. Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets Cash and cash equivalents $ 7,346 $ 45,795 Restricted cash, current 545 792 Restricted cash, noncurrent 50,000 50,000 Total cash, cash equivalents, and restricted cash $ 57,891 $ 96,587 Supplemental disclosure of cash flow information Cash paid for interest $ 196,765 $ 176,817 Cash paid (refunded) for income taxes, net $ 28,793 $ (11,181) Supplemental disclosure of non-cash investing activities: Accrued property and equipment $ 2,082 $ 1,434 Fair value of contingent consideration related to acquisitions $ — $ 200 Right-of-use assets obtained in exchange for operating lease liabilities $ 87,225 $ 83,938 Right-of-use assets obtained in exchange for finance lease liabilities $ 18,457 18,457 $ 7,505

9 National Mentor Holdings, Inc. Notes to Consolidated Financial Statements As of and for the year ended September 30, 2024 1. Business Overview National Mentor Holdings, Inc., through its wholly-owned subsidiaries (collectively, the “Company” or “NMHI”), is a leading provider of home-based and community-based health and human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses; to youth with emotional, behavioral and/or medically complex challenges; and to other individuals who may require care across a lifetime. Since the Company’s founding in 1980, the Company has evolved into a diversified national network providing an array of high-quality services and care in large, growing and highly-fragmented markets. The Company provides services to the individuals above in order to support their independence. As of September 30, 2024, the Company operated in 40 states, and was serving approximately 17,300 individuals in residential settings and approximately 29,500 individuals in non-residential settings. The Company designs customized service plans to meet the individual needs of those served by the Company, which it delivers in home-based and community-based settings. Most of the Company’s service plans involve various supports, typically in small group homes, host home settings, or specialized community facilities, designed to improve the quality of life of the individuals served by the Company and to promote their independence and participation in community life. Other services offered include supported living, day and transitional programs, vocational services, case management, family-based and outpatient therapeutic services, post-acute treatment and neurorehabilitation, neurobehavioral rehabilitation and physical, occupational and speech therapies, among others. The Company’s customized service plans offer individuals as well as the payors of these services, an attractive, cost-effective alternative to health and human services provided in large, institutional settings. The Company has four operating divisions, Community Services ("CS"), NeuroRestorative (“Neuro”), Children & Family Services ("CFS") and Sevita Connected Care ("SCC"). During the year ended September 30, 2024, CS and Neuro are new titles for the operating divisions formerly referred to as Community Support Services (“CSS”) and Specialized Health & Rehabilitation Services (“SHR”), respectively. There were no changes to the composition of the operating divisions as a result of these title changes. The operating divisions are organized by service line and each group markets their services under various tradenames, including The MENTOR Network, MENTOR, REM, and NeuroRestorative, among others. In addition to these sub-brands, the Company operates under the corporate brand, Sevita. Merger and Related Transactions On March 8, 2019, Civitas Solutions, Inc., the parent of NMHI, entered into a merger agreement (the "Merger"), dated as of December 18, 2018, by and among Civitas, Celtic Intermediate Corp., an affiliate of Centerbridge Partners, L.P. (“Parent”), and Celtic Tier II Corp., a wholly-owned subsidiary of Parent (“Merger Sub”). In connection with the Merger and as a result of a series of downstream mergers, NMHI became a direct, wholly-owned subsidiary of Parent and successor to Civitas. All the outstanding shares of Celtic Intermediate Corp. are owned by Celtic Holdings CB, L.P. Recapitalization Transaction On November 12, 2021, affiliates of Parent, Vistria Group (“Vistria”), and Ascension Ventures (“Ascension”) and Celtic Holdings CB, L.P., entered into a Unit Purchase Agreement (the “Unit Agreement”) with affiliates of Madison Dearborn Capital Partners (“MDP”). Pursuant to the Unit Agreement, affiliates of Parent, Vistria, and Ascension and Celtic Holdings CB, L.P. agreed to sell a portion of their Class A Units, and MDP agreed to purchase, a 25% stake of Celtic Holdings CB, L.P. Class A Units. The Unit Agreement was subject to several closing conditions, including the consummation of the Continuation Fund Transaction Closing which occurred on May 6, 2022, pursuant to which the Class A Units of Celtic Holdings CB, L.P. was acquired by a continuation fund vehicle managed and controlled directly or indirectly by Parent (the “Recapitalization

10 Transaction”). In connection with the Recapitalization Transaction, affiliates of Parent, Vistria, MDP, and Finback Investment Partners (“Finback”) purchased Class A-1 Units. Additionally, all outstanding Class B Units issued under the 2019 Unit Incentive Plan were repurchased, with those individuals able to reinvest a portion of their proceeds into Class A-2 Units. 2. Significant Accounting Policies Basis of Presentation Principles of Consolidation The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, and any partially owned entities over which the Company has a controlling financial interest. Intercompany accounts and transactions between the Company and its subsidiaries have been eliminated in consolidation. Use of Estimates The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Adoption of New Accounting Pronouncements Financial Instrument Credit Losses In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which was subsequently amended in November 2018 through ASU No. 2018-19 and again in November 2019 through ASU No. 2019-11, Codification Improvements to Topic 326, Financial Instruments Credit Losses. ASU No. 2016-13 requires entities to estimate lifetime expected credit losses for trade and other receivables, net investments in leases, debt securities, and other instruments, which will generally result in earlier recognition of credit losses. This guidance replaces the incurred loss methodology with an expected loss methodology that is referred to as current expected credit loss (“CECL”) methodology. CECL requires consideration of past events, current conditions, and reasonable and supportable forecasts about the future to assess credit loss estimates. In addition, the FASB also issued ASU No. 2019-10—Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842) in November 2019 which deferred the effective date of ASU No. 2016-13 by one year. The Company adopted this guidance on October 1, 2023. It did not have a material impact on the consolidated financial statements. Fair Value Measurements The accounting standard for fair value measurements defines fair value, establishes a framework for measuring fair value in accordance with U.S. GAAP, and requires detailed disclosures about fair value measurements. Under this standard, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect certain market assumptions. This standard classifies these inputs into the following hierarchy: Level 1 Inputs - Quoted prices for identical instruments in active markets.

11 Level 2 Inputs - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable. Level 3 Inputs - Instruments with primarily unobservable value drivers. The fair value hierarchy level is determined by asset class based on the lowest level of significant input. In periods of market inactivity, the observability of prices and inputs may be reduced for certain instruments. This condition could cause an instrument to be reclassified between levels. Cash Equivalents The Company considers short-term investments with maturity dates of 90 days or less at the date of purchase to be cash equivalents. Cash equivalents consist of money market funds. Restricted Cash Restricted cash consists of a cash collateral account set up to support the issuance of letters of credit under the Company’s term letter of credit facility and funds provided from government payors restricted for use by individuals served by the Company. Concentrations of Credit and Other Risks Financial instruments that potentially subject the Company to credit risk primarily consist of cash and cash equivalents, self-insurance receivables and accounts receivable. Cash and cash equivalents are deposited with federally insured commercial banks in the United States, which at times may exceed federally insured limits of $250 thousand for each financial institution. The Company has not experienced any losses in such accounts. As of September 30, 2024, our accounts exceeded federally insured limits by $6.6 million. The Company derives approximately 87% of its revenue from state and local government payors. These entities fund a significant portion of their payments to the Company through federal matching funds, which pass through various state and local government agencies. Of the 40 states the Company operates in, Minnesota is the largest state and generates revenue from contracts with state and local governmental payors which accounted for approximately 14% and 13% of the Company’s net revenue for the years ended September 30, 2024 and 2023, respectively. No other states accounted for 10% or more of the Company’s net revenue during the years ended September 30, 2024 or 2023. As of the years ended September 30, 2024 and 2023, the Company’s accounts receivable by payor type was as follows: September 30, 2024 September 30, 2023 State and local government 81.6% 81.5% Non-public 14.5% 14.4% Individual 3.9% 4.1% Total Accounts receivable 100.0% 100.0% Revenue Recognition The Company derives revenue at the amounts that reflect the consideration to which the Company expects to be entitled in exchange for providing care to individuals. These amounts are due from individuals, third party payors (including state and local government agencies and programs) as well as non-public payors, and they include explicit and implicit price

12 concessions as well as variable consideration from retroactive revenue adjustments due to settlement of audits, reviews, and investigations. Revenue is recognized as performance obligations are satisfied. The Company has four types of contractual arrangements with payors which include negotiated contracts, fixed fee contracts, retrospective reimbursement contracts and prospective payment contracts. Under the Company's units-of-service contracts, which include negotiated contracts and fixed fee contracts, revenue is recognized at the time the service is performed. Under the Company's cost reimbursement contracts, which include retrospective reimbursement contracts and prospective payment contracts, revenue is recognized at the time the service costs are incurred. For the Company’s cost-reimbursement contracts, the rate provided by the payor is based on a certain level of service and types of costs incurred in delivering the service. From time to time, the Company receives payments under cost-reimbursement contracts in excess of the allowable costs required to support those payments. In such instances, the Company estimates and records a liability for such excess payments. At the end of the contract period, any balance of excess payments is maintained as a liability until it is reimbursed to the payor or until the Company has exhausted efforts to make the reimbursement. Future revenues may be affected by changes in rate-setting structures, methodologies or interpretations that are enacted in states where the Company operates or by the federal government. The Company determines the transaction price based on standard billing rates for services provided, reduced by contractual adjustments provided to third party payors, discounts to uninsured individuals, implicit price concessions, and state provider taxes or gross receipts taxes levied on services the Company provides. The payment terms and rates of contracts vary by jurisdiction and service type. The Company uses the expected value method in determining the variable component that should be used to arrive at the transaction price, using contractual agreements, historical experience, and recent developments in payment trends. The amount of variable consideration which is included in the transaction price may be constrained, and is included in Net revenue only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue recognized will not occur in a future period. Subsequent changes to the estimate of the transaction price are recorded as adjustments to Net revenue in the period such changes become known. The Company recognizes incremental costs of obtaining a contract with amortization periods of one year or less as expense when incurred. These costs are infrequent and have historically been immaterial. Included within the Company’s consolidated balance sheets are contract asset balances, comprised of the amounts related to services provided to individuals for which they have not been billed and that do not meet the conditions of unconditional right to payment at the end of the reporting period, as well as contract liabilities which primarily represent payments the Company receives in advance of performance obligations being met to recognize revenue. The Company had no material contract assets during the years ended September 30, 2024 and 2023 and its contract liability balance consisted of deferred revenue, which is recorded within Other accrued liabilities, see Note 8. Cost of Revenue The Company classifies expenses directly related to providing services as cost of revenue, except for depreciation and amortization related to cost of revenue, which are shown separately in the consolidated statements of operations. Direct costs and expenses principally include salaries and benefits for service provider employees, per diem payments to independently contracted host-home caregivers (“Mentors”), residential occupancy expenses, which are primarily composed of rent, utilities and maintenance related to facilities providing direct care, certain expenses, such as food and medicine and transportation costs for individuals requiring services, professional and general liability expense, employment practices liability expense and workers’ compensation expense. Property and Equipment Property and equipment are recorded at cost and are depreciated using a straight-line method when placed into service, based on their estimated useful lives as follows:

13 Asset Description Estimated Useful Life (in years) Land Indefinite Building 30 Building improvements 10 or 30 Leasehold improvements Not to exceed 7 years or length of lease Vehicles 5 Computer hardware and software 3-5 Furniture, fixtures and equipment 3-5 Expenditures for maintenance and repairs are charged to operating expenses as incurred. When assets are sold or retired, the corresponding cost and accumulated depreciation are removed from the related accounts and any gain or loss is recorded in the period of the sale or retirement. Accounts Receivable Accounts receivable primarily consist of amounts due from various state and local government agencies and non- public payors including commercial insurers and private consumers, net of estimates for variable consideration. Allowance for doubtful accounts reflects the Company’s best estimate of probable losses inherent in the accounts receivable balance. The Company’s accounts receivable balance as of October 1, 2022 was $311.8 million. On October 1, 2023, the Company adopted ASU 2016-13 which replaced the incurred loss approach for recognizing losses on financial instruments with an expected loss approach. The Company’s primary financial instrument subject to the standard is its accounts receivable. The Company’s historical credit losses have been infrequent and immaterial largely because the Company’s accounts receivable are typically paid for by highly-solvent, creditworthy payors, such as Medicaid, other governmental programs, and highly-regulated commercial insurers, on behalf of the individual. In estimating the Company’s expected credit losses under ASU 2016-13, the Company considers its incurred loss experience and adjusts for known and expected events and other circumstances that management believes are relevant in assessing the collectability of its accounts receivable. Because of the infrequent and insignificant nature of the Company’s historical credit losses, forecasts of expected credit losses are generally unnecessary. Expected credit losses are recognized by the Company through an allowance for credit losses and related credit loss expense. The Company completed its expected loss assessment for accounts receivable which resulted in no credit loss allowance as of September 30, 2024. Goodwill The Company reviews costs of purchased businesses in excess of the fair value of net assets acquired (goodwill) for impairment at least annually. The Company conducts its annual impairment test for goodwill on July 1st of each year. The Company may first assess qualitative factors to determine if it is more likely than not (i.e., a likelihood of more than 50%) that the fair value of a reporting unit is less than its carrying amount, including goodwill. If the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, no further testing is necessary. If, however, the Company determines that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company performs the quantitative goodwill impairment test. The initial assessment of qualitative factors is optional and at the Company's discretion. The Company may bypass the qualitative assessment for any reporting unit in any period. The quantitative goodwill impairment test consists of a comparison of each reporting unit's fair value to its carrying value. The fair value of the reporting unit is determined by using the income approach, specifically the discounted cash flow method, and the market approach.

14 As described above, the fair value of a reporting unit and intangible asset is, in part, based on discounted estimated future cash flows. The assumptions used to estimate fair value include management’s best estimates of future operating cash flows, including revenue growth, margins, and discount rates. As such, actual results may differ from these estimates. Impairment of Long-Lived Tangible and Intangible Assets The Company reviews long-lived tangible and intangible assets for impairment when events or circumstances have occurred that indicate the estimated useful life of these assets may warrant revision or that the carrying amount of these assets may be impaired. If indicators of impairment exist, the Company determines whether or not the carrying amount of these assets is recoverable by comparing the estimated undiscounted future cash flows for the estimated remaining useful life to the carrying value. If the carrying amount of the asset is determined to not be recoverable, an impairment is recognized based on the excess of the carrying amount of the asset over its fair value. Income Taxes The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are determined by multiplying the differences between the financial reporting and tax reporting bases for assets and liabilities by the enacted tax rates expected to be in effect when such differences are recovered or settled. Valuation allowances on deferred tax assets are estimated based on the Company’s assessment of the realizability of such amounts. The Company recognizes the benefits of tax positions when certain criteria are satisfied. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon settlement. The Company recognizes interest and penalties related to uncertain tax positions as a component of income tax expense. Derivative Financial Instruments The Company, from time to time, enters into interest rate swap and cap agreements to hedge against variability in cash flows resulting from fluctuations in the benchmark interest rate on the Company’s debt. Derivative financial instruments are recorded on the balance sheet at fair value, representing the price that would be paid to transfer the liability in an orderly transaction between market participants, and was determined based on pricing models and independent formulas using current assumptions. The Company establishes criteria for designation and effectiveness of hedging relationships. Changes in the fair value of derivatives are recorded each period in current operations or in the consolidated statements of comprehensive loss depending upon whether the derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. For agreements designated as a cash flow hedge, the change in fair value was recorded as an adjustment to unrealized gain (loss) on derivative instrument within the consolidated statements of comprehensive loss. For agreements that are not designated as a cash flow hedge, prospective mark to market adjustments are recognized in interest expense in the consolidated statements of operations and accumulated mark to market adjustments as of the date the cash flow hedge was de- designated are amortized and recognized in interest expense over the term of the agreement. In connection with the derivative financial instruments, the Company expects to reclassify $1.1 million of losses, net of $0.4 million of taxes, from accumulated other comprehensive income to interest expense within the next 12 months. Stock-Based Compensation Stock-based compensation is based on the estimated grant-date fair value of the award and is recognized in General and administrative expenses in the consolidated statements of operations using an accelerated attribution model over the grantee’s requisite service period. The Company’s equity awards generally consist of incentive units that are subject to various service,

15 market, and performance conditions. The fair value of each award is estimated using a Monte Carlo pricing model or a Black- Scholes option-pricing model. For awards that include a performance condition contingent upon a change of control (as defined in the applicable agreement), no stock-based compensation expense is recognized in the consolidated statements of operations until a change of control occurs. Forfeitures are accounted for as they occur. See Note 19, Stock-Based Compensation for additional disclosures. Self-Insurance The Company maintains insurance for professional and general liability, workers’ compensation, automobile liability and health insurance with policies that include self-insured retentions. Employment practices liability is fully self- insured. The Company records expenses related to claims on an incurred basis, which includes estimates of fully developed losses for both reported and unreported claims. The accruals for the health, workers’ compensation, automobile, employment practices liability, and professional and general liability programs are based on reports by independent third party actuaries. Accruals are periodically reevaluated and increased or decreased based on new information. The Company records its insurance liabilities on a gross basis without giving effect to insurance recoveries. Insurance recovery receivables are recorded in Prepaid expenses and other current assets and Other assets in the consolidated balance sheets. Self-insured liabilities are presented in Accrued payroll and related costs, Other accrued liabilities and Other long-term liabilities on the Company’s consolidated balance sheets. Insurance liabilities related to claims that existed as of March 8, 2019 are accounted for at fair value and remeasured on a recurring basis. See Note 13, Fair Value Measurements for additional disclosures. Legal Contingencies The Company reserves for costs related to contingencies when a loss is probable and the amount is reasonably estimable or a range of loss can be determined. These accruals represent management’s best estimate of probable loss. Disclosure is also provided when it is reasonably possible that a loss will be incurred, when it is reasonably possible that the amount of loss will exceed the recorded provision, or when it is probable that a loss will be incurred that is not reasonably estimable. Significant judgment is required in both the determination of probability and the determination as to whether an exposure is reasonably estimable. Because of uncertainties related to these matters, accruals are based only on the best information available at the time. As additional information becomes available, the Company reassesses the potential liability related to pending claims and litigation and may revise its estimates. These revisions in the estimates of the probable liabilities could have a material impact on the consolidated results of operations and consolidated balance sheets. Leases The Company accounts for leases in accordance with ASC Topic 842, Leases. The Company determines whether a contract is or contains a lease at contract inception. If a contract is or contains a lease, the Company determines the appropriate classification at lease commencement. Lease commencement is the date on which the underlying asset is made available for use. Generally, the lease term is the noncancellable term, excluding any optional extension terms if the Company is not reasonably certain to exercise such options. Considerations made when assessing whether the Company is reasonably certain to exercise an extension option include the contractual terms and conditions for the option periods and costs relating to the termination of the lease, among others. The Company elected the short-term lease exception for its non-real estate leases and therefore does not recognize lease liabilities and right-of-use assets for those non-real estate leases with original lease terms of 12 months or less. As part of the implementation of ASC Topic 842, Leases, the Company applied the practical expedient package which allowed the Company to: 1) not reassess lease classification for existing leases; 2) not reassess whether a contract contains a lease for existing contracts; and 3) not reassess initial direct costs for existing leases.

16 Lease liabilities represent the Company’s obligation to make lease payments over the lease term. Lease liabilities are measured as the present value of the lease payments over the remaining lease term. The Company does not separate lease and nonlease components when determining the lease payments to use in measuring its lease liabilities. Payments for nonlease components are generally variable and therefore are excluded from the measurement of lease liabilities. Security deposits are generally refundable and therefore are excluded from the measurement of lease liabilities as they represent collateral to the lessor rather than consideration under the lease. The Company uses incremental borrowing rates, determined at lease commencement, to measure its lease liabilities as interest rates implicit in its leases are generally not readily determinable. The incremental borrowing rate represents the interest rate at which the Company could borrow a fully collateralized amount equal to the lease payments over a similar term in a similar economic environment. Right-of-use assets represent the Company’s right to use an underlying asset over the lease term. A right-of-use asset is initially calculated as the lease liability, plus initial direct costs and prepaid lease payments, less any incentives received. The Company remeasures right-of-use assets and lease liabilities when a lease is modified and the modification is not accounted for as a separate contract. The Company assesses its right-of-use assets for impairment consistent with its impairment process for long-lived tangible assets. 3. Recent Accounting Pronouncements Business Combinations— In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. This update amends ASC 805 to add contract assets and contract liabilities to the list of exceptions to the recognition and measurement principles that apply to business combinations and to require that an entity recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASC 606. As a result of the amendments made by ASU No. 2021-08, it is expected that an acquirer will generally recognize and measure acquired contract assets and contract liabilities in a manner consistent with how the acquiree recognized and measured them in its preacquisition financial statements. The update provides certain practical expedients related to circumstances in which (a) the acquirer has to assess long-term, complex contracts that may have been previously modified or (b) the acquirer is unable to assess or rely on the acquiree’s accounting under Topic 606. The update is effective for the Company on October 1, 2024. Income Taxes— In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This update establishes new income tax disclosure requirements in addition to modifying and eliminating certain existing requirements. Under the new guidance, private entities are required to qualitatively disclose the nature and effect of the specific categories of reconciling items as well as individual jurisdictions that result in a significant difference between the statutory tax rate and the effective tax rate. The update is effective for the Company on October 1, 2025, with early adoption permitted. 4. Government Assistance In March 2021, the American Rescue Plan Act (“ARPA”) was enacted and authorized an additional $1.9 trillion in federal spending to address the COVID-19 public health emergency, and contained several provisions designed to increase coverage of certain healthcare services, expand eligibility and benefits, and incentivize state Medicaid expansion. The Company accounts for government grants by analogizing to the grant model in accordance with International Accounting Standard ("IAS") 20, Accounting for Government Grants and Disclosure of Government Assistance, and as such, has recognized income from grants in line with the recognition of expenses or the loss of revenues for which the grants are intended to compensate.

17 For the years ended September 30, 2024 and 2023, the Company recognized Net revenue of $28.9 million and $63.2 million, respectively, from state and local governments in response to the impact of COVID-19. As of September 30, 2024 and 2023, $17.5 million and $32.2 million, respectively, of payments received from payors for COVID-19 reimbursements have been recorded as Other accrued liabilities in the consolidated balance sheet and will be recognized to Net revenue as expenses are incurred on behalf of the payor or reversed once paid back to the payor. For the years ended September 30, 2024 and 2023, there were no amounts repaid to the payor. 5. Business Combinations The operating results of the businesses acquired are included in the consolidated statements of operations from the date of acquisition. The Company accounted for these acquisitions under the acquisition method and, as a result, the purchase price was allocated to the assets acquired and liabilities assumed based upon their respective fair values. The excess of the purchase price over the estimated fair value of net tangible assets was allocated to specifically identified intangible assets, with the residual being allocated to goodwill. Fiscal 2024 Acquisitions There were no acquisitions during the year ended September 30, 2024. Fiscal 2023 Acquisitions During the year ended September 30, 2023, the Company acquired the assets of one company for total consideration of $1.7 million, including $0.2 million of contingent consideration. This acquisition was accounted for as an asset acquisition under ASC 805. 6. Goodwill and Intangible Assets Goodwill Annual Goodwill Impairment Testing The Company completes the annual testing of impairment for goodwill on July 1st. In addition to its annual test, the Company evaluates at fiscal year-end whether events or circumstances have occurred that may indicate a potential impairment of these assets. A number of significant assumptions and estimates are involved in the application of the income approach to forecast operating cash flows, including revenue growth, margins, and discount rate changes. These inputs are not observable in the market and represent Level 3 inputs within the fair value hierarchy. Cash flow forecasts are based on business unit operating plans and historical experience. The income approach is sensitive to changes in terminal growth rates and the discount rate. The discount rate was selected based on the estimated rate of return as well as the time value of money. Under the market approach, the fair value of each reporting unit is estimated by comparing the business to either similar transactions or similar businesses, or guideline public companies whose securities are actively traded in public markets. Significant estimates and assumptions used in the market approach include the selection of appropriate guideline companies and the determination of appropriate valuation multiples to apply to the reporting unit. As of July 1, 2024 and 2023, the Company conducted Step 1 of the annual goodwill impairment test, which indicated that the fair value of each reporting unit exceeded its carrying value, except for the impairment described below related to the Company’s joint venture. The changes in goodwill for the years ended September 30, 2024 and 2023 are as follows (in thousands):

Balance as of September 30, 2022	$	621,818
Adjustments to prior acquisitions [(1)]		157
Balance as of September 30, 2023		621,975
Impairment [(2)]		(4,824)
Balance as of September 30, 2024	$	617,151

[(1)]Adjustments are primarily the result of finalizing the working capital settlements relating to acquisitions that occurred during the year ended September 30, 2022.

[(2)] The Company recognized an impairment charge for the amount by which the carrying amount exceeded the fair value for the reporting unit that consists of the Company's joint venture. The fair value of the reporting unit was determined by using the income approach, specifically the discounted cash flow method. The joint venture is consolidated into the Company's consolidated financial statements due to a controlling financial interest in the joint venture. The impairment was recorded in Depreciation and amortization on the consolidated statement of operations for the year ended September 30, 2024. The impairment was attributable to a reduction in the amount and change in timing of the cash flow projections associated with the business.

Intangible Assets

Intangible assets consist of the following as of September 30, 2024 (in thousands):

Description	Weighted Average Remaining Life	Gross Carrying Value	Accumulated Amortization	Intangible Assets, Net
Agency contracts	8 years	$ 1,053,308	$ 389,770	$ 663,538
Non-compete/non-solicit agreements	2 years	1,907	1,141	766
Trade names	1 year	17,221	16,496	725
Licenses and permits	8 years	1,982	761	1,221
		$ 1,074,418	$ 408,168	$ 666,250

Intangible assets consist of the following as of September 30, 2023 (in thousands):

Description	Weighted Average Remaining Life	Gross Carrying Value	Accumulated Amortization	Intangible Assets, Net
Agency contracts	9 years	$ 1,058,953	$ 305,909	$ 753,044
Relationship with contracted caregivers	1 year	12,140	11,083	1,057
Non-compete/non-solicit agreements	1 year	6,086	4,498	1,588
Trade names	1 year	17,221	13,600	3,621
Licenses and permits	9 years	1,982	606	1,376
		$ 1,096,382	$ 335,696	$ 760,686

For the years ended September 30, 2024 and 2023, amortization expense was $94.4 million and $94.3 million, respectively.

Long-Lived Asset Impairment Testing

The Company reviews long-lived tangible and intangible assets for impairment when events or circumstances have occurred that indicate the estimated useful life of these assets may warrant revision or that the carrying amount of these assets may be impaired.

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19 During the years ended September 30, 2024 and 2023, the Company concluded that there were no triggering events that resulted in an impairment associated with long-lived assets. The estimated remaining amortization expense related to intangible assets with finite lives for each of the five succeeding years and thereafter is as follows: Year Ending September 30, (In thousands) 2025 $ 86,744 2026 85,279 2027 85,157 2028 84,990 2029 84,990 Thereafter 239,090 $ 666,250 7. Property and Equipment Property and equipment consists of the following as of September 30 (in thousands): 2024 2023 Buildings, building improvements and land $ 19,555 $ 19,791 Vehicles 100,214 103,289 Computer hardware and software 30,612 33,766 Leasehold improvements 183,790 174,599 Furniture and fixtures 28,575 37,363 Office and telecommunication equipment 8,797 9,322 Software for internal use 39,495 33,888 Construction in progress 7,237 5,339 418,275 417,357 Less accumulated depreciation (278,063) (247,634) Property and equipment, net $ 140,212 $ 169,723 For the years ended September 30, 2024 and 2023, depreciation expense was $71.4 million and $70.7 million, respectively. 8. Certain Balance Sheet Accounts Prepaid Expenses and Other Current Assets Prepaid expenses and other current assets consist of the following as of September 30 (in thousands): 2024 2023 Insurance recovery receivables $ 17,591 $ 14,759 Prepaid business expense 7,473 6,453 Prepaid income taxes 2,764 4,388 Other 4,305 3,404 Prepaid expenses and other current assets $ 32,133 $ 29,004

20 Other Assets Other assets consist of the following as of September 30 (in thousands): 2024 2023 Insurance recovery receivables $ 40,478 $ 35,285 Cash value of life insurance policies 15,189 12,002 Interest rate cap agreement — 8,753 Security deposits 8,030 8,343 Other 3,001 1,537 Other assets $ 66,698 $ 65,920 Other Accrued Liabilities Other accrued liabilities consist of the following as of September 30 (in thousands): 2024 2023 Self-insurance reserves $ 41,384 $ 32,403 Due to third party payors 15,382 9,268 Accrued professional services 6,423 5,536 Deferred revenue (1) 20,707 35,487 Real estate and property taxes 5,824 6,323 Other 14,360 14,032 Other accrued liabilities $ 104,080 $ 103,049 (1) The Company’s opening deferred revenue balance as of October 1, 2022 was $35.8 million. Other Long-Term Liabilities Other long-term liabilities consist of the following as of September 30 (in thousands): 2024 2023 Self-insurance reserves $ 122,001 $ 113,608 Deferred compensation liabilities 13,977 10,766 Sale-leaseback liability 2,085 3,036 Other 352 850 Other long-term liabilities $ 138,415 $ 128,260 9. Long-term Debt As of September 30, 2024, NMHI’s first lien credit agreement, as amended on March 2, 2021 through the Amendment and Restatement Agreement to the First Lien Credit Agreement and as amended on December 21, 2021 through the Incremental Facility Agreement No. 1, consists of a $1.7 billion first lien term loan, a $50.0 million term C loan, and a $160.0 million revolving credit facility. The first lien term loan requires quarterly payments and matures on March 2, 2028. There are no quarterly payments associated with the term C loan, and the full balance of the loan will be due at maturity on March 2, 2028. The commitments under the revolving credit facility expire on March 2, 2026. NMHI also entered into a Second Lien Credit Agreement on March 2, 2021 which provided for a $180.0 million second lien term loan. There are no quarterly payments associated with the second lien term loan, and the full balance of the loan will be due at maturity on March 2, 2029. On September 21, 2022, the Company entered into a sale-leaseback arrangement with a fleet management company which resulted in the sale of approximately 1,400 vehicles for an aggregate sales price of $34.7 million. Concurrent with the sale of the vehicles, the Company leased back all of the vehicles for varying lease terms of between 24 and 50 months. During the years ended September 30, 2024 and 2023, the Company entered into various similar sale-leaseback arrangements with the same buyer-lessor for aggregate sales prices of $1.0 million and $14.9 million, respectively. The sale-leasebacks were accounted for as financing transactions as the Company has retained substantially all of the benefits and risks related to the vehicles. Accordingly, the vehicles remain in Property and equipment, net in the consolidated balance sheet and each asset will continue to be depreciated over the lesser of their lease terms or estimated useful lives.

On December 23, 2022, Mentor SPV, LLC, an indirect subsidiary of the Company, entered into a Receivables Financing Agreement (the "RFA") by and among Mentor SPV, LLC, as borrower, the lenders from time to time party thereto, MUFG Bank, Ltd., as Administrative Agent and Mentor Management, Inc., as servicer. Pursuant to the terms of the RFA, the Company can borrow up to $125.0 million of debt limited to the amount of eligible accounts receivable supporting the Borrowing Base as defined in the RFA. The RFA contains certain financial covenants and events of default customary for this type of financing. Upon the closing of the RFA and related and ancillary transactions, Mentor SPV borrowed $100.0 million of which a portion was immediately used to pay down its revolving credit facility. On April 4, 2024, Mentor SPV, LLC entered into Amendment No. 2 to the RFA which increased the facility limit from $125.0 million to $175.0 million. Additionally, the maturity date of the facility was changed from December 23, 2025 to the earliest of several key dates. As of September 30, 2024, the earliest date scheduled to occur was December 2, 2025 (ninety days prior to maturity of the revolving credit facility). The RFA principal balance has been recorded in Long-term debt on the consolidated balance sheet as it is not probable that the maturity date of December 2, 2025 will be accelerated under the subjective acceleration clause.

On February 6, 2023, the Company entered into Amendment No. 2 to the first lien credit agreement and Amendment No. 1 to the second lien credit agreement. Under the terms of these amendments, the reference interest rate was switched from LIBOR to Secured Overnight Financing Rate ("SOFR").

On February 14, 2023, the Company's joint venture issued a $1.9 million term loan that requires monthly payments. The term loan matures on February 14, 2028 and has a fixed interest rate of 6.75%.

The Company's long-term debt consists of the following as of September 30, 2024 and 2023 (in thousands):

	2024	2023
First lien term loan principal; principal and interest due in quarterly installments through March 2, 2028	$ 1,730,240	$ 1,748,170
Second lien term loan principal; principal due at maturity on March 2, 2029, interest due in quarterly installments	180,000	180,000
Receivables financing agreement; principal due at maturity on December 2, 2025, interest due in monthly installments	68,000	100,000
Term C loan principal; principal due at maturity on March 2, 2028, interest due in quarterly installments	50,000	50,000
Vehicle sale-leaseback debt; principal and interest due monthly throughout the respective lease term	19,744	35,534
Term loan associated with joint venture; principal due in monthly installments through February 14, 2028	1,467	1,691
Original issue discount on term loans, net of accumulated amortization	(2,660)	(3,261)
Deferred financing costs, net of accumulated amortization	(8,638)	(11,742)
	2,038,153	2,100,392
Less current portion – term debt	18,314	18,249
Less current portion – vehicle sale-leaseback debt	12,083	16,180
Long-term debt	$ 2,007,756	$ 2,065,963

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22 Interest on the first lien term loan and term C loan as of September 30, 2024 is calculated at either SOFR plus 385 basis points or an alternative base rate plus 285 basis points (rates of 8.65% and 9.19% as of September 30, 2024 and 2023, respectively). Interest on the revolving credit facility is calculated at the highest of the applicable prime rate, the federal funds rate plus 0.5%, or SOFR for a one-month tenor plus 1.0% (rates of 10.75% and 11.25% as of September 30, 2024 and 2023, respectively). Interest on the second lien term loan is calculated at either SOFR plus 735 basis points or an alternative base rate plus 635 basis points (rates as of 11.95% and 12.74% as of September 30, 2024 and 2023, respectively). Interest on the RFA is calculated at either the applicable CP rate or the base rate which is the highest of (a) the applicable Prime Rate for such date; (b) the Federal Funds Rate for such date, plus 0.5%; and (c) Term SOFR (Secured Overnight Financing Rate) for one-month tenor for such date, plus 0.5% (rates of 8.74% and 9.10% as of September 30, 2024 and 2023, respectively). As of September 30, 2024, the Company had no borrowings under the revolving credit facility, $50.0 million of term letters of credit, and $9.5 million of revolving letters of credit issued under the facility. As of September 30, 2023, the Company had no borrowings under the revolving credit facility, $50.0 million of term letters of credit, and $3.8 million of revolving letters of credit issued under the facility. As of September 30, 2024 and 2023, the Company also had $1.0 million and $0.9 million, respectively, of borrowings on a line of credit associated with its joint venture. The first lien credit agreement requires NMHI to make mandatory prepayments, subject to certain exceptions, with (i) commencing with the fiscal year ending September 30, 2023, a percentage of excess cash flow, as defined in the first lien credit agreement, based on the Company's first lien net leverage ratio, as defined in the first lien credit agreement; (ii) a percentage of Net Proceeds in respect of a "Prepayment Event" based on the Company's first lien net leverage ratio, and (iii) 100% of cash proceeds of any debt incurrence, other than debt permitted under the first lien credit agreement. NMHI was not required to make a prepayment for the fiscal years ended September 30, 2024 and 2023. Covenants The first lien credit agreement contains negative covenants, including, among other things, limitations on the Company’s ability to incur additional debt, create liens on assets, transfer or sell assets, pay dividends, redeem stock or make other distributions or investments, and engage in certain transactions with affiliates. The first lien credit agreement contains a springing financial covenant. If at the end of any fiscal quarter, the Company’s outstanding borrowings under the revolving credit facility exceeds 35% of the aggregate amount of revolving commitments, it is required to maintain at the end of each such fiscal quarter a consolidated first lien net leverage ratio of not more than 8.50 to 1.00. The springing financial covenant was not triggered as of September 30, 2024 as the Company's usage of the revolving credit facility did not exceed the threshold for that quarter. Future annual payments Future annual payments of the Company’s debt as of September 30, 2024 are as follows: (In thousands) 2025 $ 30,397 2026 92,436 2027 19,929 2028 1,726,689 2029 180,000 Total $ 2,049,451 Future amounts due at any year end may increase as a result of the provision in the first lien credit agreement that requires a prepayment of a portion of the outstanding term loan amount if NMHI generates certain levels of cash flow.

23 Derivatives The Company uses interest rate swaps and caps to reduce the variability of cash flows of the Company's variable rate debt. These instruments are used to hedge the risk of changes in the floating rate of interest on borrowings under the term loans. On March 22, 2019, NMHI entered into four interest rate swaps in an aggregate notional amount of $790.0 million. Under the terms of the swaps, NMHI received from the counterparty a monthly payment based on a rate equal to 1-month LIBOR, and NMHI made monthly payments to the counterparty based on a fixed rate of 2.181% per annum, in each case on the notional amount of $790.0 million, settled on a net payment basis. The swap agreements expired on March 29, 2023. On April 5, 2023, NMHI entered into two interest rate cap agreements in an aggregate notional amount of $1.4 billion. The interest rate caps have an effective date of April 28, 2023 and expire on April 30, 2025, and provide the Company with interest rate protection in the event the one-month term SOFR rate increases above 5% and remains below 6.5%. The fair value of the cap agreements was $0.1 million in Prepaid expenses and other current assets and $8.8 million in Other assets on the consolidated balance sheets as of September 30, 2024 and 2023, respectively. 10. Stockholders' Equity Common Stock The Company has 100 shares of $0.01 par value common stock authorized. Celtic Intermediate Corp. owns all outstanding shares of the Company. Celtic Intermediate Corp. is entitled to receive dividends when and as declared by the Board of Directors. In addition, the Celtic Intermediate Corp. is entitled to one vote per share. Additional Paid-in Capital During the year ended September 30, 2024, the Company paid $4.8 million to a former employee on behalf of Celtic Intermediate Corp. related to an exchange of certain Class A-2 Units. The payment was treated as a Dividend to Parent and was recorded as a reduction to Additional paid-in capital. During the year ended September 30, 2023, the Company paid $0.8 million to certain employees on behalf of Celtic Intermediate Corp. related to the 2022 Unit Incentive Plan. The payments were treated as Dividends to Parent and were recorded as a reduction to Additional paid-in capital. 11. Employee Savings and Retirement Plans The Company has a multi-company plan (the “Plan”) which covers all of its wholly-owned subsidiaries. Under the Plan, employees may contribute a portion of their earnings, which are invested in mutual funds of their choice. After January 1, the Company makes a matching contribution for the previous calendar year on behalf of all participants employed on the last day of the year. This matching contribution vests immediately. In addition, there is a profit sharing feature of the Plan, whereby, at the discretion of management, an allocation may be made to all of the eligible employees in one or more of its business units. Profit sharing contributions vest ratably over three years with forfeitures available to cover plan costs and employer matches in future years. The Company made contributions of $7.2 million and $8.3 million, respectively, for the years ended September 30, 2024 and 2023.

24 The National Mentor Holdings, LLC Executive Deferral Plan The Company also has a deferred compensation plan, The National Mentor Holdings, LLC Executive Deferral Plan, which available to highly compensated employees. Under this plan, participants contribute a percentage of salary and/or bonus earned during the year. Employees contributed $1.0 million and $0.9 million, respectively, for the years ended September 30, 2024 and 2023. The accrued liability related to this plan was $13.6 million and $10.4 million, respectively, as of September 30, 2024 and 2023 and was included in Other long-term liabilities on the Company’s consolidated balance sheets. During the years ended September 30, 2024 and 2023, there was expense of $3.2 million and $1.8 million related to the deferred compensation plan, respectively. In connection with the National Mentor Holdings, LLC Executive Deferral Plan, the Company has purchased company owned life insurance (“COLI”) policies on certain plan participants. The cash surrender value of the COLI policies is designed to provide a source for funding the accrued liability. The cash surrender value of the COLI policies was $15.2 million and $12.0 million as of September 30, 2024 and 2023, respectively, and was included in Other assets on the Company’s consolidated balance sheets. The National Mentor Holdings, Inc. Long-Term Incentive Plan The National Mentor Holdings Inc. Long-Term Incentive Plan was established on October 1, 2022 (“2022 LTIP”) to assist the Company in attracting, motivating and retaining selected individuals to serve as employees of the Company by providing such individuals an opportunity to benefit from the long-term growth in the value of the Company. Each participant who remains employed with the Company is entitled to a cash award upon the occurrence of a change of control (as defined in the 2022 LTIP) where the cash proceeds ensure a specified return on cumulative invested capital, and satisfy the Minimum Rate of Return of 8%. Because a change of control is not considered probable, there is no compensation expense recorded in the consolidated statement of operations until the change of control occurs. 12. Related Party Transactions Transactions with the Parent During the year ended September 30, 2024 and 2023, the Company paid the Parent $0.7 million and $1.3 million, respectively, to cover professional fees and travel expenses that the Parent incurred on the Company’s behalf, which were recorded in General and administrative expenses in the consolidated statements of operations. Lease Agreements The Company leases several offices, homes and other facilities from its employees, or from relatives of employees, in the states of Minnesota, Wisconsin, Florida and North Dakota. These leases have various expiration dates extending out as far as June 2029 as of September 30, 2024 and July 2032 as of September 30, 2023. Related party lease expense was $0.8 million and $1.4 million for the years ended September 30, 2024 and 2023, respectively. As of September 30, 2024, the operating lease right-of-use assets and operating lease liabilities associated with related party leases were $1.6 million. As of September 30, 2023, the operating lease right-of-use assets and operating lease liabilities associated with related party leases was $5.4 million and $5.5 million, respectively. Employee Loan During the year ended September 30, 2023, Celtic Holdings CB, L.P. granted 596,632 Class A-2 Units (the “restricted units”) to an employee. The Company issued a promissory note to the employee for payment of the applicable income tax withholdings. The promissory note bears interest at an annual interest rate of 3.57%, and principal and interest are due upon the earliest of seven years from the grant date, termination of employment, or sale of Celtic Holdings CB, L.P. Pursuant to a pledge agreement executed simultaneously with the promissory note, the employee has pledged the restricted units as collateral. The promissory note is considered fully non-recourse for accounting purposes. Accordingly, the restricted

25 units are recognized as stock compensation expense ratably over the one year vesting period. During the years ended September 30, 2024 and 2023, $0.5 million and $0.3 million, respectively, of stock compensation expense was recognized related to the restricted units. The $0.7 million paid by the Company for the applicable income tax withholdings was recorded as a reduction to Additional paid-in capital. 13. Fair Value Measurements The Company measures and reports its financial assets and liabilities on the basis of fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques for assets and liabilities measured using Level 3 inputs may include methodologies such as the market approach, the income approach or the cost approach, and may use unobservable inputs such as projections, estimates and management’s interpretation of current market data. These unobservable inputs are only utilized to the extent that observable inputs are not available or cost-effective to obtain. A description of the valuation methodologies used for instruments measured at fair value as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below. The following table set forth the Company’s assets and liabilities that were accounted for at fair value on a recurring basis as of September 30, 2024. (in thousands) Total Quoted Market Prices (Level 1) Significant Other Observable Inputs (Level 2) Significant Unobservable Inputs (Level 3) Assets Interest rate cap agreements $ 83 $ — $ 83 $ — Liabilities Contingent consideration obligations $ 200 $ — $ — $ 200 Self-insurance reserves 8,912 — — 8,912 Total $ 9,112 $ — $ — $ 9,112 The following table set forth the Company’s assets and liabilities that were accounted for at fair value on a recurring basis as of September 30, 2023. (in thousands) Total Quoted Market Prices (Level 1) Significant Other Observable Inputs (Level 2) Significant Unobservable Inputs (Level 3) Assets Money market funds $ 40,000 $ 40,000 $ — $ — Interest rate cap agreements 8,753 — 8,753 — Total $ 48,753 $ 40,000 $ 8,753 $ — Liabilities Contingent consideration obligations $ 1,050 $ — $ — $ 1,050 Self-insurance reserves 13,236 — — 13,236 Total $ 14,286 $ — $ — $ 14,286 Money market funds. The Company’s money market funds are classified within Level 1 of the fair value hierarchy because they are valued using quoted prices in active markets for identical instruments.

26 Interest rate cap agreements. The Company’s interest rate cap agreements are classified within level 2 of the fair value hierarchy. Based on the timing of the associated cash flows, the fair value of the agreements was recorded in Prepaid expenses and other current assets or Other assets in the Company’s consolidated balance sheets. The fair value of these agreements was determined based on pricing models and independent formulas using current assumptions that included terms, interest rates and forward curves, and the Company’s credit risk. Contingent Consideration. In connection with the acquisition of NeuroInternational LP (“NeuroInternational”) in the year ended September 30, 2020, the acquisition of Pediatric Therapy Partners, Inc. (“Pediatric Partners”) in the year ended September 30, 2022, and the acquisition of Bright Light Behavioral and Developmental Services, LLC (“Bright Light”) in the year ended September 30, 2023, the Company recorded contingent consideration pertaining to the amounts potentially payable to the former owners upon the businesses meeting certain performance targets. The fair values of the Company's contingent consideration obligations were based on a probability-weighted approach derived from the overall likelihood of meeting certain performance targets. The resultant probability-weighted earn-out payments are discounted using a discount rate based upon the weighted-average cost of capital. The fair value measurement are based on significant inputs not observable in the market, which represent Level 3 inputs within the fair value hierarchy. The valuation of contingent consideration uses assumptions the Company believes would be made by a market participant. The Company assesses these estimates at each reporting period, and increases or decreases in the fair values of the contingent consideration obligations may result from changes in discount periods and rates, changes in the timing and amount of earn-out criteria, and changes in probability assumptions with respect to the likelihood of meeting the various earn-out criteria. Changes in the fair value of contingent consideration related to updated assumptions and estimates are recognized within General and administrative expense within the consolidated statements of operations. The remaining contingent consideration obligation associated with the NeuroInternational acquisition was settled in the year ending September 30, 2023. A portion of the contingent consideration obligation associated with the Bright Light acquisition was settled in the year ending September 30, 2024. The remaining contingent consideration obligation associated with the Bright Light acquisitions is expected to be settled during the year ending September 30, 2025. The contingent consideration obligation associated with the Pediatric Partners acquisition is not expected to be settled as the performance targets were not met. Self-insurance liabilities. In connection with the Merger, the Company recorded its self-insurance liabilities at fair value in accordance with ASC 805 which requires the assets and liabilities of the Company to be adjusted to their fair market value as of March 8, 2019. The fair values of the Company's self-insurance liabilities were determined based on reports from independent third party actuaries which used claims data from the Company, as well as models such as Monte Carlo simulations. The fair values include unpaid losses as well as provisions for the time value of money and a risk margin associated with the variability of exposure to claims. The fair value measurement was based on significant inputs not observable in the market, which represent Level 3 inputs within the fair value hierarchy. There is limited measurement uncertainty resulting from changes in significant unobservable inputs, given the low number of pre-Merger claims open as of September 30, 2024. The Company re-assesses the fair values of these liabilities at each reporting period. The following table presents a summary of changes in fair value of the Company’s Level 3 liabilities measured on a recurring basis for the years ended September 30, 2024 and 2023.

27 (in thousands) Contingent Consideration Self-insurance liabilities Balance as of September 30, 2022 $ 7,875 $ 36,941 Acquisition date fair value of contingent consideration obligations recorded 200 — Adjustments to fair value (525) (9,917) Payments (6,500) (13,788) Balance as of September 30, 2023 1,050 13,236 Adjustments to fair value (650) — Payments (200) (4,324) Balance as of September 30, 2024 $ 200 $ 8,912 As of September 30, 2024, the Company had $0.2 million of contingent consideration liabilities which were reflected in Other accrued liabilities. As of September 30, 2023, the Company had $0.2 million of short-term contingent consideration liabilities which were reflected in Other accrued liabilities and $0.9 million of long-term contingent consideration liabilities which were reflected in Other long-term liabilities. As of September 30, 2024 and 2023, the Company had $8.9 million and $13.2 million of self-insurance liabilities, respectively, relating to claims that existed as of March 8, 2019 that were recorded at fair value, which were reflected in Accrued payroll and related costs, Other accrued liabilities and Other long-term liabilities on the Company’s consolidated balance sheets. Items Measured at Fair Value on a Nonrecurring Basis. The Company’s intangible assets are measured at fair value on a nonrecurring basis using Level 3 inputs (see Note 6). The Company also measures goodwill at fair value on a nonrecurring basis when an impairment charge is to be recognized. During the year ended September 30, 2024, the Company recorded a goodwill impairment charge for the reporting unit that consists of the Company’s joint venture (see Note 6). As of September 30, 2024, the fair value of goodwill for this reporting unit was zero. There were no other items measured at fair value on a nonrecurring basis during the fiscal years ended September 30, 2024 and 2023. At September 30, 2024 and 2023, the carrying values of cash, accounts receivable, accounts payable and variable rate debt approximated fair value. During the fiscal years 2024 and 2023, there were no transfers between levels. 14. Leases The Company enters into noncancellable leases for office space, residential real estate and vehicles. The Company’s real estate and vehicle leases have original lease terms of up to 20 years and 5 years, respectively. Real estate leases may contain rent escalation clauses, various incentives including periods of free rent, tenant improvement allowances, and options to extend or terminate. Total rent expense for the years ended September 30, 2024 and 2023 was $153.8 million and $150.1 million, respectively. The components of total lease costs were as follows (in thousands):

	Year Ended September 30, 2024		Year Ended September 30, 2023	
Operating lease cost	$	146,110	$	142,267
Finance lease cost:				
Amortization of right-of-use assets		4,326		1,824
Interest on lease liabilities		1,847		1,190
Variable lease cost		8,169		7,808
Total lease cost [(1)]	$	160,452	$	153,089

[(1)] The Company has corrected a footing error that existed relating to finance lease costs within the above table as of September 30, 2023. There was no impact on the consolidated balance sheets, statements of operations, or statements of cash flows.

Supplemental cash flow information related to the Company's lease activity was as follows (in thousands):

	Year Ended September 30, 2024		Year Ended September 30, 2023	
Cash paid for amounts included in the measurement of lease liabilities:				
Operating cash flows for finance leases	$	1,758	$	1,190
Operating cash flows for operating leases	$	137,633	$	138,533
Financing cash flows for finance leases	$	3,755	$	1,730

The following table summarizes the maturity of the Company's lease liabilities as of September 30, 2024 (in thousands):

	Operating Leases		Finance Leases	
2025	$	134,722	$	7,801
2026		115,232		7,286
2027		95,490		7,134
2028		63,985		4,767
2029		44,527		1,431
Thereafter		96,410		13,277
Total undiscounted payments	$	550,366	$	41,696
Less: imputed interest		(140,784)		(11,680)
Total lease liabilities		409,582		30,016
Less: current portion of lease liabilities		(101,248)		(5,556)
Lease liabilities, net of current portion	$	308,334	$	24,460

Weighted average remaining lease terms and weighted average incremental borrow rates are summarized as follows:

	As of September 30, 2024	As of September 30, 2023
Weighted average remaining lease term – operating leases	5.1 years	5.4 years
Weighted average remaining lease term – finance leases	7.0 years	11.2 years
Weighted average incremental borrowing rate – operating leases	9.0%	9.2%
Weighted average incremental borrowing rate – finance leases	8.1%	9.1%

During the years ended September 30, 2020 and September 30, 2022, the Company entered into two sale-leaseback arrangements with a real estate investment fund that specializes for individuals with behavioral needs. In connection with the adoption of Topic 842 on October 1, 2022, for transactions that were previously accounted for as successful sale and operating

28

29 leasebacks under ASC 840, the deferred gain should be recognized as a cumulative-effect adjustment to equity in transition. If the sale and operating leaseback was not at fair value and market terms, the amount by which the transaction was not at fair value and market terms should be recorded as a finance liability. This resulted in a $6.7 million cumulative-effect adjustment to equity and a $4.7 million finance liability. As of September 30, 2024, a short-term finance liability of $0.9 million is recorded in Other accrued liabilities and a long-term finance liability of $2.1 million is recorded in Other long-term liabilities. As of September 30, 2023, a short-term finance liability of $0.9 million is recorded in Other accrued liabilities and a long-term finance liability of $3.0 million is recorded in Other long-term liabilities. 15. Reserves for Self-Insurance The Company maintains insurance for professional and general liability, workers’ compensation liability, automobile liability and health insurance liabilities that includes self-insured retentions. The Company intends to maintain such coverage in the future and is of the opinion that its insurance coverage is adequate to cover potential losses on asserted claims. The Company was self-insured for professional and general liability for $4.0 million per claim and $28.0 million in the aggregate for the years ended September 30, 2024 and 2023. For workers’ compensation, the Company has a $0.5 million per claim retention with statutory limits for the year ended September 30, 2024, and a $350 thousand per claim retention with statutory limits for the year ended September 30, 2023. For automobile liability, the Company has a $500 thousand per claim retention for the years ended September 30, 2024 and 2023, with additional insurance coverage above the retention. The Company purchases specific stop loss insurance as protection against extraordinary claims liability for health insurance claims. Stop loss insurance covers claims that exceed $0.4 million on a per member, per event basis for the years ending September 30, 2024 and 2023. Employment practices liability is fully self-insured. 16. Other Commitments and Contingencies The Company is in the health and human services business and, therefore, has been and continues to be subject to numerous claims alleging that the Company, its employees or its independently contracted host-home caregivers (“Mentors”) failed to provide proper care for an individual served by the Company. The Company is also subject to claims by these individuals, its employees, its Mentors or community members against the Company for negligence, intentional misconduct or violation of applicable laws. Included in the Company’s recent claims are claims alleging personal injury, assault, abuse, wrongful death, violations of wage and hour laws, harassment and discrimination claims, and other charges. Regulatory agencies may initiate administrative proceedings alleging that the Company’s programs, employees or agents violate statutes and regulations and seek to impose monetary penalties on the Company. The Company could be required to incur significant costs to respond to regulatory investigations or defend against civil lawsuits and, if the Company does not prevail, the Company could be required to pay substantial amounts of money in damages, settlement amounts or penalties arising from these legal proceedings. The Company is also subject to potential lawsuits under the False Claims Act and other federal and state whistleblower statutes designed to combat fraud and abuse in the health care industry. These lawsuits can involve significant monetary awards that may incentivize private plaintiffs to bring these suits. If the Company is found to have violated the False Claims Act, it could be excluded from participation in Medicaid and other federal healthcare programs which would have a material adverse effect on our business. The Patient Protection and Affordable Care Act provides a mandate for more vigorous and widespread enforcement activity to combat fraud and abuse in the health care industry. The Company is also subject to employee-related claims under state and federal law, including claims for wage and hour violations under the Fair Labor Standards Act or state wage and hour laws, and claims for discrimination, wrongful discharge or retaliation. In California, the class action lawsuits generally allege various labor code violations related to meal period, rest period, wage statement, waiting time penalties, and other derivative matters. The Company has recently been able to settle in principle all outstanding wage and hour class actions that were pending or asserted against the Company in California.

Two California wage and hour cases were settled during the year ended September 30, 2023 for approximately $1.7 million in the aggregate, $0.7 million of which was paid during the year ended September 30, 2024. The remainder is expected to be paid during the year ended September 30, 2025 and is recorded in Other accrued liabilities on the consolidated balance sheet.

During the year ended September 30, 2024, the Company was able to settle in principle all remaining lawsuits*:* (1) *Ramirez v. California Mentor Family Agency, LLC;* (2) *Hassan v. CareMeridian* and *Correa v. CareMeridian* (consolidated for mediation purposes); and (3) *Kiera Williams v. California Mentor*; *Marcus Johnson and Lew Musselman v. California Mentor*; *Delores Ward v. Horrigan Cole Enterprises, Inc*., and *Natalie Cortez v. Cornerstone Living* (consolidated for mediation purposes). In the aggregate, the Company expects to pay approximately $11.2 million for the settlement of these claims. Because the loss contingency associated with these lawsuits is probable and reasonably estimable, the settlement amount is recognized on the consolidated balance sheet in Other accrued liabilities and Other long-term liabilities. Final approval and payment of such amounts are expected during the year ended September 30, 2025 or the quarter ended December 31, 2025.

The Company's policy is to accrue for all probable and estimable claims using information available at the time the financial statements are issued. Actual claims could settle in the future at materially different amounts due to the nature of litigation.

17. Income Taxes

For the years ended September 30, 2024 and 2023, the provision for (benefit from) income taxes consists of the following (in thousands):

(in thousands)	Year Ended September 30, 2024	Year Ended September 30, 2023
Current:		
Federal	$ 23,299	$ —
State	7,119	2,818
Total current tax provision	30,418	2,818
Deferred:		
Federal	4,368	7,766
State	(750)	453
Net deferred tax provision	3,618	8,219
Income tax provision	$ 34,036	$ 11,037

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities consist of the following as of September 30 (in thousands):

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31 2024 2023 Gross deferred tax assets: Operating lease liabilities (1) $ 113,069 $ 118,404 Deferred compensation 831 738 Interest rate cap agreements 412 — Accrued workers’ compensation 10,247 9,533 Net operating loss carryforwards 14,191 12,710 Allowance for bad debts 1,097 1,048 Sale-leaseback liability 838 1,032 Interest expense limitation carryforwards 106,109 68,234 Other accrued liabilities 25,941 21,905 Depreciation 10,897 230 Tax credits 202 2,909 Other (1) 1,027 64 284,861 236,807 Valuation allowance (160,562) (92,275) Deferred tax assets 124,299 144,532 Deferred tax liabilities: Operating lease right-of-use assets (1) (107,207) (114,875) Prepaid insurance (105) (116) Interest rate cap agreements — (1,235) Amortization of goodwill and intangible assets (59,025) (68,373) Net deferred tax liabilities $ (42,038) $ (40,067) (1) The Company has corrected and reclassified as of September 30, 2023, the deferred tax asset relating to operating lease liabilities and the deferred tax liability relating to operating lease right-of-use assets from the “other” line item in total deferred tax assets to their respective line items within deferred tax assets and deferred tax liabilities, respectively. There was no impact on the consolidated balance sheets, statements of operations, or statements of cash flows. The Company regularly assesses its ability to realize its deferred tax assets. The Company is required to record a valuation allowance to reduce the deferred tax assets if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. Assessing the realization of deferred tax assets requires management judgment. In determining whether its deferred tax assets are more likely than not realizable, the Company evaluated all available positive and negative evidence, and weighted the evidence based on its objectivity. The Company has incurred three consecutive years of losses for income tax purposes. In addition, the net deferred tax liability as of September 30, 2024, includes a deferred tax liability generated by tax amortization of intangibles that have an indefinite reversal period for GAAP purposes. This component of the net deferred tax liability cannot be considered a source of future taxable income available to benefit finite-lived deferred tax assets. Given the above, the Company does not have sufficient income from other reversing taxable temporary differences to fully benefit its finite-lived deferred tax assets. Accordingly, the Company has recorded a valuation allowance against its state net operating loss carryforwards, interest expense carryforwards, and certain finite-lived deferred tax assets of $160.6 million and $92.3 million as of September 30, 2024 and 2023, respectively. For federal purposes, the Company had $0.1 million of net operating loss carryforwards as of September 30, 2024. These net operating losses can be carried forward indefinitely, but annual utilization is limited to 80% of taxable income. For

32 state purposes, the Company had $286.6 million of net operating loss carryforwards for fiscal 2024, which expire from 2024 through 2043. The interest expense limitation carryforwards are generally limited to 30% of earnings before interest and taxes and can be carried forward indefinitely. The following is reconciliation between the statutory and effective income tax rates for the years ended September 30, 2024 and 2023 (in thousands): Year Ended September 30, 2024 Year Ended September 30, 2023 Federal income tax at statutory rate 21.0% 21.0 % State income taxes, net of federal taxes (4.6) (1.7) Other nondeductible expenses (1.2) (1.3) Tax credits 1.9 2.0 Valuation allowance (47.3) (27.7) Other (0.8) 0.6 Effective tax rate (31.0) % (7.1) % Companies may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. There was no unrecognized tax benefit for the years ended September 30, 2024 and 2023. The Company does not expect any significant changes to unrecognized tax benefits within the next twelve months. The Company recognizes interest and penalties related to uncertain tax positions as a component of income tax expense which is consistent with the recognition of these items in prior reporting periods. No interest and penalties were accrued as of September 30, 2024 and 2023. The Company files a federal consolidated return and files various state income tax returns and, generally, the Company is no longer subject to income tax examinations by the taxing authorities for years prior to September 30, 2018. The Company believes that it has appropriate support for the income tax positions taken and to be taken on the Company’s income tax returns. In addition, the Company believes its accruals for income tax liabilities are adequate for all open years based on an assessment of many factors including past experience and interpretations of the tax laws as applied to the facts of each matter. 18. Revenue Recognition The mix of revenue recognized during the years ended September 30, 2024 and 2023, by major source of funding was as follows (in thousands): Year Ended September 30, 2024 Year Ended September 30, 2023 State and local government $ 2,634,108 $ 2,499,937 Non-public 276,892 277,811 Individual – state and local government 104,420 99,453 Individual – non-public 18,756 18,369 Total Net revenue $ 3,034,176 $ 2,895,570

33 The Company provides services under four types of contractual arrangements with its payors: • Negotiated Contracts - for these contracts, services are priced pursuant to a “plan of care” for the individual that encompasses habilitation and therapies. Such contracts are not subject to retroactive adjustment or cost reimbursement requirements. However, there may be instances where rates are adjusted based upon a change in circumstances with a particular individual or in situations where additional services are needed. Subsequent adjustments to rates, if any, are recognized when approved by the payor. For the years ended September 30, 2024 and 2023, the Company recognized $779.9 million and $756.2 million, respectively, under these contracts. • Fixed Fee Contracts - for these contracts, payors set a standard rate or set of rates for a particular service usually dependent on the acuity of the individual being served. These rates are the same for all agencies providing the service. For these contract types, there is generally no cost report required. For the years ended September 30, 2024 and 2023, the Company recognized $1.9 billion and $1.8 billion, respectively, under these contracts. • Retrospective Reimbursement Contracts - for these contracts, a provisional rate is set for the year pending the filing of an annual cost report that may further adjust that rate. Cost reimbursement rules differ by jurisdiction and program type. Revenue under these contracts is limited to the allowable costs under the contract. To the extent revenue exceeds the allowable costs it is deferred and reimbursed to the payor after the closeout of the contract. For the years ended September 30, 2024 and 2023, the Company recognized $32.7 million and $30.9 million, respectively, under these contracts. • Prospective Payment Contracts - these contracts are cost reported in the same way as retrospective contracts, except the cost report for the annual period is used to set the rates in a future period. For these contracts, changes in rates are recognized in revenue prospectively. For the years ended September 30, 2024 and 2023, the Company recognized $302.3 million and $281.3 million, respectively, under these contracts. All four contract types are subject to review by the third-party payors and may be subject to retroactive adjustment if in performing services the Company has not adhered to the terms of the contract, or did not document services as specified by the payor. Therefore, amounts due from third-party payors, primarily state and local government agencies and commercial health insurers, include variable consideration for retroactive revenue adjustments due to settlements of audits and reviews. The Company makes estimates for these revenue adjustments based on historical experience and success rates in the claim appeals and adjudication process. As of September 30, 2024 and 2023, liabilities to payors associated with retroactive revenue adjustments were $15.4 million and $9.3 million, respectively. The Company recorded retroactive revenue adjustments resulting in increases to revenue of $0.6 million and $5.3 million for the years ended September 30, 2024 and 2023, respectively. 19. Stock-Based Compensation 2022 Unit Incentive Plan In September 2022, Celtic Holdings CB, L.P., which owns all of the outstanding shares of Celtic Intermediate Corp, established the 2022 Unit Incentive Plan (as amended in January 2023) which authorizes 43,571,574 Class B Units (the “2022 Incentive Units”) and an unlimited number of Class A Units to be issued pursuant to Awards under this Plan. The 2022 Incentive Units are comprised of 30% of Time-Vesting Incentive Units which vest over five years based upon continued service to the Company. The Time-Vesting Incentive Units will participate upon achievement of a realized internal rate of return of at least 8% on aggregate invested capital (“Minimum Return”). In the event of a change of control (as defined in the 2022 Unit Incentive Plan), all unvested Time-Vesting Incentive Units will become vested.

34 The 2022 Incentive Units are comprised of 60% of Exit-Vesting Incentive Units. The Exit-Vesting Incentive Units vest in the event of a change of control (as defined in the 2022 Unit Incentive Plan) where cash proceeds ensure a specified return on cumulative invested capital and satisfy the Minimum Return. The remaining 10% of the 2022 Incentive Units vest upon a change of control based on achievement of certain environmental, social, and governance (“ESG”) metrics (the “ESG Incentive Units”). Achievement of the ESG metrics is measured annually over a period of five fiscal years, beginning with the year ended September 30, 2023. In addition, the ESG Incentive Units will become fully vested upon a change of control where the cash proceeds ensure a return equal to or greater than 6.0x cumulative invested capital. Unvested units are forfeited upon termination, and if the participant is terminated for cause, all unvested and vested units are forfeited. If the participant is terminated without cause, the Company has the right to repurchase units that have been vested for at least six months for consideration equal to the fair market value of the units. The grant-date fair value of the Time-Vesting Incentive Units and the Exit-Vesting Incentive Units is determined using a Monte Carlo pricing model, which requires extensive use of accounting judgment and financial estimation, including the estimated timing of achieving the market condition associated with the Minimum Return. The Exit-Vesting Incentive Units include a performance condition contingent upon a change of control, which is not considered probable until a change of control occurs. As a result, there is no compensation expense recognized in the consolidated statement of operations for the Exit-Vesting Incentive Units until a change of control occurs. The Time-Vesting Incentive Units include a market condition associated with the Minimum Return. Compensation expense for the Time-Vesting Incentive Units is recognized using an accelerated attribution model over the graded vesting period based on the grant-date fair value. The ESG Incentive Units include several performance conditions associated with certain ESG metrics as well as a performance condition contingent upon a change of control, which is not considered probable until a change of control occurs. The grant-date fair value associated with these units is determined using a Monte Carlo pricing model and a Black-Scholes option pricing model, however, no compensation expense is recognized in the consolidated statement of operations until a change of control occurs. The fair value of each 2022 Incentive Unit granted was estimated on the grant date using a Monte Carlo pricing model or a Black-Scholes option pricing model with the following assumptions: Risk-free interest rate 3.65% Expected term 4.6 years Expected volatility 59.49% Expected dividend yield —% The table below summarizes the 2022 Incentive Units activity during the year ended September 30, 2024. Number of Incentive Units Weighted Average Grant- Date Fair Value Non-vested units at September 30, 2023 33,228,478 $ 1.11 Granted 3,337,254 1.11 Cancelled or forfeited (3,000,011) 1.10 Vested (1,977,694) 1.11 Non-vested units at September 30, 2024 31,588,027 $ 1.11

35 The Company recorded $3.7 million and $4.6 million of compensation expense during the years ended September 30, 2024 and 2023, respectively. The total fair value of units vested during the years ended September 30, 2024 and 2023 was $2.2 million and $0.6 million, respectively. As of September 30, 2024, there was $4.6 million of unrecognized compensation expense related to unvested Time-Vesting Incentive Units which is expected to be recognized over a weighted-average period of 3.6 years. 20. Subsequent Events The Company considers events or transactions that have occurred after the balance sheet date of September 30, 2024, but prior to the issuance of the financial statements, to provide additional evidence relative to certain estimates or to identify matters that require additional recognition or disclosure. Subsequent events have been evaluated through the issuance of the financial statements on December 12, 2024. On October 1, 2024, the Company reorganized its operating divisions in order to align the business with the three distinct populations that the Company serves: (1) adults needing sustained physical or psychosocial support, (2) individuals living with a traumatic brain injury, and (3) children needing behavioral health support and therapeutic foster care. The reorganization resulted in a decrease from four to three operating divisions. The three new operating divisions are (1) CS, which is a combination of the former CS and SCC operating divisions, (2) Neuro, which consists of the former Neuro operating division, less the portion of the former Neuro operating division which served pediatrics, and (3) Pediatrics which is a combination of the operating division formerly referred to as CFS, as well as the pediatrics portion of the former Neuro operating division. In connection with the reorganization, on October 1, 2024, we reassessed the Company’s reporting units and reallocated goodwill from the reporting units that existed prior to the change to the new reporting units, using a relative fair value approach. The Company’s accounting policy is to assess triggering events for goodwill impairment only as of the end of the period and we will perform our next assessment for goodwill impairment as of our annual testing date. On November 15, 2024, Mentor SPV, LLC entered into Amendment No. 3 to the RFA which amended the maturity date of the facility to be the earliest of several key dates. As of the date of financial statement issuance, the earliest date scheduled to occur is February 1, 2026.

SUPPLEMENTAL CONSOLIDATING INFORMATION

National Mentor Holdings Inc. and Subsidiaries

Consolidating Balance Sheet
As of September 30, 2024
(Unaudited)
(Amounts in thousands)

	Sevita Connected Care	Children & Family Services	Community Services	NeuroRestorative	Central Office	Elimination	Other	NMHI	Consolidated Totals
Assets									
Current Assets:									
Cash and cash equivalents	$ 1	$ 4	$ 214	$ (102)	$ 7,229	$ -	$ -	$ -	$ 7,346
Restricted cash	-	-	545	-	-	-	-	-	545
Accounts receivable, net	9,612	25,197	165,418	97,543	461	-	-	-	298,231
Intercompany receivables	-	7,961	12,455	43,731	2,074,204	(2,138,547)	196	-	-
Prepaid expenses and other current assets	29	116	1,584	1,293	29,111	-	-	-	32,133
Total current assets	9,642	33,278	180,216	142,465	2,111,005	(2,138,547)	196	-	338,255
Property and equipment, net	5,117	4,672	78,042	30,272	23,386	(1,277)	-	-	140,212
Intangible assets, net	27,674	61,874	459,501	116,481	720	-	-	-	666,250
Goodwill	26,427	65,152	323,627	184,996	16,949	-	-	-	617,151
Operating lease right-of-use assets	15,464	19,287	202,221	150,155	1,223	-	-	-	388,350
Finance lease right-of-use assets	2,281	308	13,943	9,834	-	-	-	-	26,366
Restricted cash	-	-	-	-	50,000	-	-	-	50,000
Other assets	458	484	5,247	4,280	56,229	-	-	-	66,698
Investment in subsidiairies	-	-	32,670	75,516	221,745	(371,437)	-	41,506	-
Total assets	$ 87,063	$ 185,055	$ 1,295,467	$ 713,999	$ 2,481,257	$ (2,511,261)	$ 196	$ 41,506	$ 2,293,282
Liabilities and Stockholders' Equity (Deficit)									
Current Liabilities:									
Accounts payable	$ 1,322	$ 1,026	$ 15,468	$ 6,210	$ 34,390	$ -	$ -	$ -	$ 58,416
Intercompany payables	76,140	213,223	1,390,843	513,546	(55,398)	(2,138,550)	196	-	-
Accrued payroll and related costs	1,336	3,201	39,378	9,596	85,132	-	-	-	138,643
Other accrued liabilities	546	1,752	43,768	8,714	50,876	(1,576)	-	-	104,080
Current operating lease liabilities	5,278	5,025	64,078	25,939	928	-	-	-	101,248
Current finance lease liabilities	621	81	4,143	711	-	-	-	-	5,556
Borrowings under revolving commitments	-	-	-	-	1,030	-	-	-	1,030
Current portion of long-term debt	-	-	-	-	30,397	-	-	-	30,397
Total current liabilities	85,243	224,308	1,557,678	564,716	147,355	(2,140,126)	196	-	439,370
Other long-term liabilities	14	(33)	1,360	53	138,328	(1,307)	-	-	138,415
Deferred tax liabilities, net	1,956	-	7,722	(9,181)	41,541	-	-	-	42,038
Operating lease liabilities, less current portion	11,499	15,019	144,135	136,951	730	-	-	-	308,334
Finance lease liabilities, less current portion	1,757	241	10,566	11,896	-	-	-	-	24,460
Long-term debt, less current portion	-	-	-	-	2,007,756	-	-	-	2,007,756
Other commitments and contingencies (Note 16)	-	-	-	-	-	-	-	-	-
Stockholders' Equity (Deficit)									
National Mentor Holdings, Inc. stockholders' equity (deficit)									
Common stock	-	-	-	-	-	-	-	-	-
Additional paid-in capital	-	-	-	-	370,909	(370,909)	-	42,587	42,587
Accumulated gain on derivatives, net	-	-	-	-	(1,081)	1,081	-	(1,081)	(1,081)
Retained earnings (accumulated deficit)	(13,406)	(54,480)	(425,994)	9,564	(220,589)	-	-	-	(704,905)
Total National Mentor Holdings, Inc. stockholders' equity (deficit)	(13,406)	(54,480)	(425,994)	9,564	149,239	(369,828)	-	41,506	(663,399)
Noncontrolling interests	-	-	-	-	(3,692)	-	-	-	(3,692)
Total stockholders' equity (deficit)	(13,406)	(54,480)	(425,994)	9,564	145,547	(369,828)	-	41,506	(667,091)
Total liabilities and stockholders' equity (deficit)	$ 87,063	$ 185,055	$ 1,295,467	$ 713,999	$ 2,481,257	$ (2,511,261)	$ 196	$ 41,506	$ 2,293,282

See accompanying notes to the consolidated financial statements.

Community Services Consolidating Balance Sheet As of September 30, 2024 (Unaudited) (Amounts in thousands) Alabama Arizona California Colorado Delaware Florida Georgia Idaho Illinois Indiana Iowa Kentucky Louisiana Massachusetts Minnesota Mississippi Missouri Montana Nevada New Jersey New Mexico North Dakota Ohio Pennsylvania South Carolina Tennessee Texas Virginia West Virginia Wisconsin Wyoming Overhead Consolidated Totals Assets Current Assets: Cash and cash equivalents -$ -$ 196$ -$ -$ 3$ -$ -$ -$ -$ -$ 2$ 5$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ 35$ (27)$ -$ -$ -$ -$ -$ 214$ Restricted cash - - - - - - - - - - - - 405 - - - - - - - - - - - - - 140 - - - - - 545 Accounts receivable, net 266 11,480 19,618 175 2,193 24,599 1,993 1,193 2,276 5,895 6,430 730 1,479 1,631 22,482 2,514 14,023 163 3,406 2,716 337 1,498 5,410 4,478 1,496 5,817 12,432 2,408 3,914 2,284 82 - 165,418 Intercompany receivables - - - - 10,818 - - - - - - - - - - - - - - - - 1,637 - - - - - - - - - - 12,455 Prepaid expenses and other current assets - 8 274 - 12 35 3 1 3 104 14 - 4 33 358 18 10 - 195 37 (174) 40 354 164 5 16 24 26 45 (25) - - 1,584 Total current assets 266 11,488 20,088 175 13,023 24,637 1,996 1,194 2,279 5,999 6,444 732 1,893 1,664 22,840 2,532 14,033 163 3,601 2,753 163 3,175 5,764 4,642 1,501 5,868 12,569 2,434 3,959 2,259 82 - 180,216 Property and equipment, net 131 3,505 5,586 15 370 17,829 648 850 375 2,767 5,898 197 868 121 12,361 2,244 2,008 43 723 4,979 177 461 1,713 1,465 933 1,003 6,771 1,131 2,190 542 40 98 78,042 Intangible assets, net 117 22,302 6,830 852 - 4,854 1,335 6,390 2,048 6,834 - 6,823 4,697 2,296 24,319 476 4,858 919 2,606 6,998 891 - 1,555 8,944 1,078 30,785 56,177 22,552 4,980 - 814 226,171 459,501 Goodwill 60 12,249 3,537 354 - 2,311 218 3,642 1,085 2,040 - 3,728 1,521 1,087 15,338 228 2,257 262 1,663 4,320 580 - - 4,580 414 19,047 33,545 10,516 1,912 - 232 196,901 323,627 Operating lease right-of-use assets 171 11,824 19,378 291 3,397 12,640 1,814 2,611 2,964 6,327 10,885 1,459 2,074 299 42,270 5,320 8,970 206 2,169 7,928 1,031 1,446 7,706 5,468 3,709 2,452 20,198 7,540 2,960 6,351 170 193 202,221 Finance lease right-of-use assets 31 304 575 - - 740 175 - - 389 830 - 504 - 3,435 608 990 - - 538 81 73 209 344 396 736 2,475 193 201 116 - - 13,943 Restricted cash - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Other assets 9 552 548 2 101 507 36 33 116 114 209 44 87 20 1,092 102 180 5 69 222 11 36 129 133 76 61 370 141 68 171 3 - 5,247 Investment in subsidiairies - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - 32,670 32,670 Total assets 785$ 62,224$ 56,542$ 1,689$ 16,891$ 63,518$ 6,222$ 14,720$ 8,867$ 24,470$ 24,266$ 12,983$ 11,644$ 5,487$ 121,655$ 11,510$ 33,296$ 1,598$ 10,831$ 27,738$ 2,934$ 5,191$ 17,076$ 25,576$ 8,107$ 59,952$ 132,105$ 44,507$ 16,270$ 9,439$ 1,341$ 456,033$ 1,295,467$ Liabilities and Stockholders' Equity (Deficit) Current Liabilities: Accounts payable 28$ 960$ 1,120$ 4$ 211$ 2,474$ 179$ 128$ 112$ 468$ 584$ 145$ 332$ 8$ 1,643$ 213$ 228$ 10$ 81$ 337$ 48$ 384$ 682$ 416$ 228$ 763$ 2,555$ 299$ 463$ 257$ 7$ 101$ 15,468$ Intercompany payables 2,087 96,739 57,273 2,584 - 40,333 8,940 15,171 20,219 54,919 10,522 40,062 13,886 5,413 21,407 12,903 17,340 2,270 13,034 19,500 4,480 - 18,779 7,036 7,152 98,966 208,588 56,530 26,678 30,120 2,439 475,473 1,390,843 Accrued payroll and related costs 28 3,422 5,564 34 671 3,624 464 514 392 2,345 1,463 420 233 132 4,176 499 1,938 113 492 1,277 277 266 743 659 493 2,253 2,480 458 1,042 503 38 2,365 39,378 Other accrued liabilities 5 13,799 4,024 - 18 7,724 61 1,386 434 725 191 285 403 455 65 109 283 3 242 317 38 51 338 1,116 443 204 5,806 450 4,058 719 - 16 43,768 Current operating lease liabilities 90 5,496 7,040 70 1,043 2,055 526 766 1,101 2,034 2,966 727 983 95 14,263 1,584 2,285 44 1,048 2,086 272 542 2,410 1,547 1,013 825 6,175 1,606 1,022 2,290 29 45 64,078 Current finance lease liabilities 9 78 530 - - 199 47 - - 93 222 - 165 - 925 165 263 - - 133 21 19 59 89 93 194 633 129 49 28 - - 4,143 Borrowings under revolving commitments - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Current portion of long-term debt - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Total current liabilities 2,247 120,494 75,551 2,692 1,943 56,409 10,217 17,965 22,258 60,584 15,948 41,639 16,002 6,103 42,479 15,473 22,337 2,440 14,897 23,650 5,136 1,262 23,011 10,863 9,422 103,205 226,237 59,472 33,312 33,917 2,513 478,000 1,557,678 Other long-term liabilities - (14) (38) - - (17) (1) - - (5) 2 (10) - - (56) - (21) - (2) 1,219 - 5 13 (13) - - (2) 185 (22) - - 137 1,360 Deferred tax liabilities, net - - - - - - - - - - - - - - 7,722 - - - - - - - - - - - - - - - - - 7,722 Operating lease liabilities, less current portion 85 6,953 13,043 223 2,378 11,217 1,327 1,872 1,923 4,531 8,073 986 1,130 216 29,040 3,834 6,835 163 1,171 5,927 772 931 5,436 4,016 2,766 1,689 15,010 6,066 2,041 4,182 146 153 144,135 Finance lease liabilities, less current portion 23 236 276 - - 615 134 - - 303 638 - 373 - 2,647 469 724 - - 418 63 57 159 303 314 566 1,921 69 158 91 - 9 10,566 Long-term debt, less current portion - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Other commitments and contingencies (Note 16) - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Stockholders' Equity (Deficit) National Mentor Holdings, Inc. stockholders' equity (deficit) Common stock - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Additional paid-in capital - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Accumulated gain on derivatives, net - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Retained earnings (accumulated deficit) (1,570) (65,445) (32,290) (1,226) 12,570 (4,706) (5,455) (5,117) (15,314) (40,943) (395) (29,632) (5,861) (832) 39,823 (8,266) 3,421 (1,005) (5,235) (3,476) (3,037) 2,936 (11,543) 10,407 (4,395) (45,508) (111,061) (21,285) (19,219) (28,751) (1,318) (22,266) (425,994) Total National Mentor Holdings, Inc. stockholders’ equity (deficit) (1,570) (65,445) (32,290) (1,226) 12,570 (4,706) (5,455) (5,117) (15,314) (40,943) (395) (29,632) (5,861) (832) 39,823 (8,266) 3,421 (1,005) (5,235) (3,476) (3,037) 2,936 (11,543) 10,407 (4,395) (45,508) (111,061) (21,285) (19,219) (28,751) (1,318) (22,266) (425,994) Noncontrolling interests - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Total stockholders' equity (deficit) (1,570) (65,445) (32,290) (1,226) 12,570 (4,706) (5,455) (5,117) (15,314) (40,943) (395) (29,632) (5,861) (832) 39,823 (8,266) 3,421 (1,005) (5,235) (3,476) (3,037) 2,936 (11,543) 10,407 (4,395) (45,508) (111,061) (21,285) (19,219) (28,751) (1,318) (22,266) (425,994) Total liabilities and stockholders' equity (deficit) 785$ 62,224$ 56,542$ 1,689$ 16,891$ 63,518$ 6,222$ 14,720$ 8,867$ 24,470$ 24,266$ 12,983$ 11,644$ 5,487$ 121,655$ 11,510$ 33,296$ 1,598$ 10,831$ 27,738$ 2,934$ 5,191$ 17,076$ 25,576$ 8,107$ 59,952$ 132,105$ 44,507$ 16,270$ 9,439$ 1,341$ 456,033$ 1,295,467$ See accompanying notes to the consolidated financial statements.

Children & Family Services

Consolidating Balance Sheet
As of September 30, 2024
(Unaudited)
(Amounts in thousands)

	Alabama	Connecticut	Georgia	Indiana	Kentucky	Maryland	Massachusetts	Minnesota	New Jersey	North Carolina	Ohio	Pennsylvania	South Carolina	Overhead	Consolidated Totals
Assets															
Current Assets:															
Cash and cash equivalents	$ -	$ -	$ 4	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 4
Restricted cash	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Accounts receivable, net	1,662	377	1,696	1,252	-	1,076	6,780	2,000	976	48	3,455	4,689	1,186	-	25,197
Intercompany receivables	3,629	-	-	-	-	4,157	-	-	175	-	-	-	-	-	7,961
Prepaid expenses and other current assets	19	-	3	-	-	4	48	-	6	5	18	4	6	3	116
Total current assets	5,310	377	1,703	1,252	-	5,237	6,828	2,000	1,157	53	3,473	4,693	1,192	3	33,278
Property and equipment, net	78	24	180	46	-	90	599	2,247	472	58	157	259	406	56	4,672
Intangible assets, net	-	-	855	-	-	-	16,290	-	-	-	-	432	571	43,726	61,874
Goodwill	-	-	-	-	-	-	17,463	-	-	-	-	-	-	47,689	65,152
Operating lease right-of-use assets	403	51	680	145	-	1,185	6,289	6,324	1,411	142	547	704	1,406	-	19,287
Finance lease right-of-use assets	-	-	-	-	-	211	38	-	59	-	-	-	-	-	308
Restricted cash	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other assets	7	5	16	5	-	34	229	75	29	5	8	47	24	-	484
Investment in subsidiairies	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total assets	$ 5,798	$ 457	$ 3,434	$ 1,448	$ -	$ 6,757	$ 47,736	$ 10,646	$ 3,128	$ 258	$ 4,185	$ 6,135	$ 3,599	$ 91,474	$ 185,055
Liabilities and Stockholders' Equity (Deficit)															
Current Liabilities:															
Accounts payable	$ 29	$ 13	$ 45	$ 7	$ -	$ 50	$ 161	$ 312	$ 149	$ 7	$ 47	$ 51	$ 83	$ 72	$ 1,026
Intercompany payables	-	1,921	9,201	1,064	1,998	-	83,841	10,773	-	1,589	99	4,252	5,102	93,383	213,223
Accrued payroll and related costs	74	45	125	134	-	106	831	318	151	1	220	384	113	699	3,201
Other accrued liabilities	17	1	162	34	-	312	912	(7)	79	-	22	85	135	-	1,752
Current operating lease liabilities	116	37	220	96	31	319	2,051	991	387	50	177	226	324	-	5,025
Current finance lease liabilities	-	-	-	-	-	53	9	-	19	-	-	-	-	-	81
Borrowings under revolving commitments	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Current portion of long-term debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total current liabilities	236	2,017	9,753	1,335	2,029	840	87,805	12,387	785	1,647	565	4,998	5,757	94,154	224,308
Other long-term liabilities	(7)	-	(16)	-	-	-	(12)	-	(19)	-	-	-	-	21	(33)
Deferred tax liabilities, net	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Operating lease liabilities, less current portion	294	15	485	56	8	979	4,571	5,536	1,052	92	377	439	1,115	-	15,019
Finance lease liabilities, less current portion	-	-	-	-	-	168	30	-	43	-	-	-	-	-	241
Long-term debt, less current portion	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other commitments and contingencies (Note 16)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Stockholders' Equity (Deficit)															
National Mentor Holdings, Inc. stockholders' equity (deficit)															
Common stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Additional paid-in capital	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Accumulated gain on derivatives, net	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Retained earnings (accumulated deficit)	5,275	(1,575)	(6,788)	57	(2,037)	4,770	(44,658)	(7,277)	1,267	(1,481)	3,243	698	(3,273)	(2,701)	(54,480)
Total National Mentor Holdings, Inc. stockholders' equity (deficit)	5,275	(1,575)	(6,788)	57	(2,037)	4,770	(44,658)	(7,277)	1,267	(1,481)	3,243	698	(3,273)	(2,701)	(54,480)
Noncontrolling interests	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total stockholders' equity (deficit)	5,275	(1,575)	(6,788)	57	(2,037)	4,770	(44,658)	(7,277)	1,267	(1,481)	3,243	698	(3,273)	(2,701)	(54,480)
Total liabilities and stockholders' equity (deficit)	$ 5,798	$ 457	$ 3,434	$ 1,448	$ -	$ 6,757	$ 47,736	$ 10,646	$ 3,128	$ 258	$ 4,185	$ 6,135	$ 3,599	$ 91,474	$ 185,055

See accompanying notes to the consolidated financial statements.

NeuroRestorative Consolidating Balance Sheet As of September 30, 2024 (Unaudited) (Amounts in thousands) Arizona Arkansas California Colorado Florida Georgia Illinois Iowa Kansas Kentucky Louisiana Maine Maryland Massachusetts Michigan Nevada New Hampshire New Jersey North Carolina Ohio Pennsylvania Rhode Island Tennessee Texas Utah Virginia Pediatric H&C Overhead Consolidated Totals Assets Current Assets: Cash and cash equivalents 1$ 3$ 7$ 123$ 38$ -$ 6$ -$ -$ 1$ -$ -$ -$ -$ 19$ 4$ -$ 2$ -$ 1$ -$ -$ 1$ (399)$ 1$ 1$ 91$ (2)$ (102)$ Restricted cash - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Accounts receivable, net 152 2,177 10,852 1,109 21,694 1,327 9,445 516 - 2,983 712 952 2,109 2,144 12,179 2,886 2,029 6,182 1,779 84 2,894 319 295 6,363 1,758 2,417 2,530 (344) 97,543 Intercompany receivables - - - - - 5,304 8,154 5,616 - - - - - - 18,792 - - - 3,912 - - 1,691 262 - - - - - 43,731 Prepaid expenses and other current assets - - 127 - 74 - 13 2 - 3 - 16 (6) 50 652 - 4 17 7 - 53 7 - 255 1 18 - - 1,293 Total current assets 153 2,180 10,986 1,232 21,806 6,631 17,618 6,134 - 2,987 712 968 2,103 2,194 31,642 2,890 2,033 6,201 5,698 85 2,947 2,017 558 6,219 1,760 2,436 2,621 (346) 142,465 Property and equipment, net 41 1,274 1,929 1,243 4,165 157 4,981 263 1 1,390 113 405 651 1,773 2,578 1,501 2,110 1,240 222 115 240 288 108 1,693 643 556 346 246 30,272 Intangible assets, net - - - - 11,696 - - - - - - - - - 4,165 - - - - - 3,832 - - - - - 16,660 80,128 116,481 Goodwill - - - - 26,186 - - - - - - - - - 288 - - - - - 3,855 - - - - - 17,730 136,937 184,996 Operating lease right-of-use assets 262 3,832 29,622 2,522 15,530 1,117 8,717 842 - 4,316 358 1,263 1,504 6,080 17,610 3,927 3,623 4,720 235 - 1,741 485 133 25,575 8,394 1,740 5,468 539 150,155 Finance lease right-of-use assets - - - - 276 - 118 - - 178 - 37 - 275 129 8,181 35 72 - 98 28 41 - 312 - 54 - - 9,834 Restricted cash - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Other assets 10 1,262 330 78 244 5 123 27 - 102 3 34 34 122 1,128 119 25 112 7 13 38 3 4 230 108 14 44 61 4,280 Investment in subsidiairies - - - - - - - - - - - - - - - - - - - - - - - - - - - 75,516 75,516 Total assets 466$ 8,548$ 42,867$ 5,075$ 79,903$ 7,910$ 31,557$ 7,266$ 1$ 8,973$ 1,186$ 2,707$ 4,292$ 10,444$ 57,540$ 16,618$ 7,826$ 12,345$ 6,162$ 311$ 12,681$ 2,834$ 803$ 34,029$ 10,905$ 4,800$ 42,869$ 293,081$ 713,999$ Liabilities and Stockholders' Equity (Deficit) Current Liabilities: Accounts payable 44$ 69$ 1,040$ 115$ 839$ 42$ 583$ 47$ -$ 133$ 58$ 157$ 109$ 243$ 891$ 417$ 123$ 268$ 50$ 46$ 90$ 17$ 16$ 263$ 172$ 62$ 89$ 227$ 6,210$ Intercompany payables 4,537 4,128 17,391 16,036 27,490 - - - 939 18,054 645 2,167 4,224 7,478 - 22,444 6,306 - - 3,281 19,367 - - 20 8,522 5,762 48,566 296,189 513,546 Accrued payroll and related costs 15 72 1,415 125 1,181 62 465 19 - 183 21 137 139 349 515 479 108 273 29 7 120 16 8 507 297 78 368 2,608 9,596 Other accrued liabilities 1 98 1,118 79 1,909 94 979 48 - 141 16 105 328 505 265 98 178 89 144 29 - 98 4 503 121 299 944 521 8,714 Current operating lease liabilities 83 597 3,895 1,072 1,963 185 1,583 311 - 1,426 80 388 447 1,348 3,655 779 268 1,379 47 184 398 120 43 3,459 1,138 310 661 120 25,939 Current finance lease liabilities - - - - 75 - 39 - - 53 - 8 - 72 38 248 8 17 - 22 11 9 - 92 - 19 - - 711 Borrowings under revolving commitments - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Current portion of long-term debt - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Total current liabilities 4,680 4,964 24,859 17,427 33,457 383 3,649 425 939 19,990 820 2,962 5,247 9,995 5,364 24,465 6,991 2,026 270 3,569 19,986 260 71 4,844 10,250 6,530 50,628 299,665 564,716 Other long-term liabilities - - (111) 101 (37) - (1) - - (5) - (15) - 52 - - (1) 14 - - - - - (17) - - - 73 53 Deferred tax liabilities, net - - - - (6,120) - - - - - - - - - - - - - - - - - - (3,061) - - - - (9,181) Operating lease liabilities, less current portion 180 3,234 27,351 2,138 14,361 932 7,376 574 - 3,015 282 885 1,069 4,881 14,563 3,258 3,439 3,511 191 427 1,389 297 93 28,897 7,746 1,431 5,000 431 136,951 Finance lease liabilities, less current portion - - - - 211 - 88 - - 134 - 29 - 215 97 10,633 27 57 - 77 21 31 - 237 - 39 - - 11,896 Long-term debt, less current portion - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Other commitments and contingencies (Note 16) - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Stockholders' Equity (Deficit) National Mentor Holdings, Inc. stockholders' equity (deficit) Common stock - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Additional paid-in capital - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Accumulated gain on derivatives, net - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Retained earnings (accumulated deficit) (4,394) 350 (9,232) (14,591) 38,031 6,595 20,445 6,267 (938) (14,161) 84 (1,154) (2,024) (4,699) 37,516 (21,738) (2,630) 6,737 5,701 (3,762) (8,715) 2,246 639 3,129 (7,091) (3,200) (12,759) (7,088) 9,564 Total National Mentor Holdings, Inc. stockholders’ equity (deficit) (4,394) 350 (9,232) (14,591) 38,031 6,595 20,445 6,267 (938) (14,161) 84 (1,154) (2,024) (4,699) 37,516 (21,738) (2,630) 6,737 5,701 (3,762) (8,715) 2,246 639 3,129 (7,091) (3,200) (12,759) (7,088) 9,564 Noncontrolling interests - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Total stockholders' equity (deficit) (4,394) 350 (9,232) (14,591) 38,031 6,595 20,445 6,267 (938) (14,161) 84 (1,154) (2,024) (4,699) 37,516 (21,738) (2,630) 6,737 5,701 (3,762) (8,715) 2,246 639 3,129 (7,091) (3,200) (12,759) (7,088) 9,564 Total liabilities and stockholders' equity (deficit) 466$ 8,548$ 42,867$ 5,075$ 79,903$ 7,910$ 31,557$ 7,266$ 1$ 8,973$ 1,186$ 2,707$ 4,292$ 10,444$ 57,540$ 16,618$ 7,826$ 12,345$ 6,162$ 311$ 12,681$ 2,834$ 803$ 34,029$ 10,905$ 4,800$ 42,869$ 293,081$ 713,999$ - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Intercompany receivables per Hyperion (prior to adjustments) (4,537) (4,128) (17,391) (16,036) (27,490) (939) (18,054) (645) (2,166) (4,224) (7,478) (22,444) (6,306) - (3,281) (19,367) (20) (8,522) (5,762) (48,566) (295,525) (495,817) Negative intercompany receivables (ie: intercompany payables) (4,537) (4,128) (17,391) (16,036) (27,490) - - - (939) (18,054) (645) (2,166) (4,224) (7,478) - (22,444) (6,306) - - (3,281) (19,367) - - (20) (8,522) (5,762) (48,566) (295,525) (495,817) See accompanying notes to the consolidated financial statements.

Community Services - California

Consolidating Balance Sheet
As of September 30, 2024
(Unaudited)
(Amounts in thousands)

	CA MENTOR	California Mentor Family Home Agency, LLC	IFCS dba California Mentor	Horrigan Cole Enterprises, Inc.	First Step Independent Living, Inc.	Unlimited Quest, Inc.	Loyds Liberty Homes, Inc.	Cornerstone Living Skills, Inc.	SAR, PC	REM California	Consolidated Totals
Assets											
Current Assets:											
Cash and cash equivalents	$ 182	$ 3	$ -	$ 5	$ 1	$ 1	$ 1	$ -	$ -	$ 3	$ 196
Restricted cash	-	-	-	-	-	-	-	-	-	-	-
Accounts receivable, net	4,066	3,709	1,536	4,548	670	541	1,620	-	-	2,928	19,618
Intercompany receivables	-	-	-	-	-	-	-	-	-	-	-
Prepaid expenses and other current assets	50	5	2	21	14	4	177	1	-	-	274
Total current assets	4,298	3,717	1,538	4,574	685	546	1,798	1	-	2,931	20,088
Property and equipment, net	1,253	244	473	1,359	181	187	830	-	19	1,040	5,586
Intangible assets, net	-	-	-	-	-	-	-	-	-	6,830	6,830
Goodwill	-	-	-	-	-	-	-	-	-	3,537	3,537
Operating lease right-of-use assets	4,780	907	738	5,951	629	1,446	1,007	-	-	3,920	19,378
Finance lease right-of-use assets	342	-	-	-	-	-	154	-	-	79	575
Restricted cash	-	-	-	-	-	-	-	-	-	-	-
Other assets	176	35	20	151	11	27	6	-	-	122	548
Investment in subsidiairies	-	-	-	-	-	-	-	-	-	-	-
Total assets	$ 10,849	$ 4,903	$ 2,769	$ 12,035	$ 1,506	$ 2,206	$ 3,795	$ 1	$ 19	$ 18,459	$ 56,542
Liabilities and Stockholders' Equity (Deficit)											
Current Liabilities:											
Accounts payable	$ 440	$ 116	$ 25	$ 173	$ 26	$ 17	$ 105	$ -	$ 4	$ 214	$ 1,120
Intercompany payables	29,895	(9,083)	321	(6,907)	646	1,960	8,125	2,131	340	29,845	57,273
Accrued payroll and related costs	2,391	406	261	913	131	118	402	-	117	825	5,564
Other accrued liabilities	156	96	3,235	(32)	(64)	-	495	1	-	137	4,024
Current operating lease liabilities	1,340	425	258	2,367	454	534	530	-	-	1,132	7,040
Current finance lease liabilities	474	-	-	-	-	-	37	-	-	19	530
Borrowings under revolving commitments	-	-	-	-	-	-	-	-	-	-	-
Current portion of long-term debt	-	-	-	-	-	-	-	-	-	-	-
Total current liabilities	34,696	(8,040)	4,100	(3,486)	1,193	2,629	9,694	2,132	461	32,172	75,551
Other long-term liabilities	25	(10)	-	(42)	-	-	(3)	-	(2)	(6)	(38)
Deferred tax liabilities, net	-	-	-	-	-	-	-	-	-	-	-
Operating lease liabilities, less current portion	3,561	542	494	3,912	241	975	492	-	-	2,826	13,043
Finance lease liabilities, less current portion	93	-	-	-	-	-	121	-	-	62	276
Long-term debt, less current portion	-	-	-	-	-	-	-	-	-	-	-
Other commitments and contingencies (Note 16)	-	-	-	-	-	-	-	-	-	-	-
Stockholders' Equity (Deficit)											
National Mentor Holdings, Inc. stockholders' equity (deficit)											
Common stock	-	-	-	-	-	-	-	-	-	-	-
Additional paid-in capital	-	-	-	-	-	-	-	-	-	-	-
Accumulated gain on derivatives, net	-	-	-	-	-	-	-	-	-	-	-
Retained earnings (accumulated deficit)	(27,526)	12,411	(1,825)	11,651	72	(1,398)	(6,509)	(2,131)	(440)	(16,595)	(32,290)
Total National Mentor Holdings, Inc. stockholders' equity (deficit)	(27,526)	12,411	(1,825)	11,651	72	(1,398)	(6,509)	(2,131)	(440)	(16,595)	(32,290)
Noncontrolling interests	-	-	-	-	-	-	-	-	-	-	-
Total stockholders' equity (deficit)	(27,526)	12,411	(1,825)	11,651	72	(1,398)	(6,509)	(2,131)	(440)	(16,595)	(32,290)
Total liabilities and stockholders' equity (deficit)	$ 10,849	$ 4,903	$ 2,769	$ 12,035	$ 1,506	$ 2,206	$ 3,795	$ 1	$ 19	$ 18,459	$ 56,542

See accompanying notes to the consolidated financial statements.

Community Services - Arizona

Consolidating Balance Sheet
As of September 30, 2024
(Unaudited)
(Amounts in thousands)

	AZ MENTOR	Spectrum Home Healthcare, LLC	AZ Healthcare	AZ Tungland	Consolidated Totals
Assets					
Current Assets:					
Cash and cash equivalents	$ -	$ -	$ -	$ -	$ -
Restricted cash	-	-	-	-	-
Accounts receivable, net	6,113	(16)	778	4,605	11,480
Intercompany receivables	-	-	-	-	-
Prepaid expenses and other current assets	8	-	-	-	8
Total current assets	6,121	(16)	778	4,605	11,488
Property and equipment, net	1,862	44	416	1,183	3,505
Intangible assets, net	595	-	4,179	17,528	22,302
Goodwill	-	-	840	11,409	12,249
Operating lease right-of-use assets	7,655	59	1,009	3,101	11,824
Finance lease right-of-use assets	304	-	-	-	304
Restricted cash	-	-	-	-	-
Other assets	259	15	52	226	552
Investment in subsidiairies	-	-	-	-	-
Total assets	$ 16,796	$ 102	$ 7,274	$ 38,052	$ 62,224
Liabilities and Stockholders' Equity (Deficit)					
Current Liabilities:					
Accounts payable	$ 374	$ 232	$ 92	$ 262	$ 960
Intercompany payables	30,426	12,891	9,312	44,110	96,739
Accrued payroll and related costs	1,923	41	183	1,275	3,422
Other accrued liabilities	7,244	495	2,322	3,738	13,799
Current operating lease liabilities	3,051	53	485	1,907	5,496
Current finance lease liabilities	78	-	-	-	78
Borrowings under revolving commitments	-	-	-	-	-
Current portion of long-term debt	-	-	-	-	-
Total current liabilities	43,096	13,712	12,394	51,292	120,494
Other long-term liabilities	-	-	-	(14)	(14)
Deferred tax liabilities, net	-	-	-	-	-
Operating lease liabilities, less current portion	4,932	8	669	1,344	6,953
Finance lease liabilities, less current portion	236	-	-	-	236
Long-term debt, less current portion	-	-	-	-	-
Other commitments and contingencies (Note 16)	-	-	-	-	-
Stockholders' Equity (Deficit)					
National Mentor Holdings, Inc. stockholders' equity (deficit)					
Common stock	-	-	-	-	-
Additional paid-in capital	-	-	-	-	-
Accumulated gain on derivatives, net	-	-	-	-	-
Retained earnings (accumulated deficit)	(31,468)	(13,618)	(5,789)	(14,570)	(65,445)
Total National Mentor Holdings, Inc. stockholders' equity (deficit)	(31,468)	(13,618)	(5,789)	(14,570)	(65,445)
Noncontrolling interests	-	-	-	-	-
Total stockholders' equity (deficit)	(31,468)	(13,618)	(5,789)	(14,570)	(65,445)
Total liabilities and stockholders' equity (deficit)	$ 16,796	$ 102	$ 7,274	$ 38,052	$ 62,224

See accompanying notes to the consolidated financial statements.

Community Services - New Jersey

Consolidating Balance Sheet
As of September 30, 2024
(Unaudited)
(Amounts in thousands)

	New Jersey MENTOR - IDD	REM New Jersey, Inc.	REM New Jersey Properties, Inc	D&S New Jersey	Consolidated Totals
Assets					
Current Assets:					
Cash and cash equivalents	$ -	$ -	$ -	$ -	$ -
Restricted cash	-	-	-	-	-
Accounts receivable, net	174	1,921	-	621	2,716
Intercompany receivables	-	-	-	-	-
Prepaid expenses and other current assets	-	38	-	(1)	37
Total current assets	174	1,959	-	620	2,753
Property and equipment, net	25	2,572	1,916	466	4,979
Intangible assets, net	-	-	-	6,998	6,998
Goodwill	-	-	-	4,320	4,320
Operating lease right-of-use assets	30	5,158	-	2,740	7,928
Finance lease right-of-use assets	-	457	-	81	538
Restricted cash	-	-	-	-	-
Other assets	-	188	-	34	222
Investment in subsidiairies	-	-	-	-	-
Total assets	$ 229	$ 10,334	$ 1,916	$ 15,259	$ 27,738
Liabilities and Stockholders' Equity (Deficit)					
Current Liabilities:					
Accounts payable	$ 11	$ 274	$ -	$ 52	$ 337
Intercompany payables	(6,554)	7,863	609	17,582	19,500
Accrued payroll and related costs	101	848	-	328	1,277
Other accrued liabilities	23	162	-	132	317
Current operating lease liabilities	11	1,519	-	556	2,086
Current finance lease liabilities	-	115	-	18	133
Borrowings under revolving commitments	-	-	-	-	-
Current portion of long-term debt	-	-	-	-	-
Total current liabilities	(6,408)	10,781	609	18,668	23,650
Other long-term liabilities	-	(88)	1,307	-	1,219
Deferred tax liabilities, net	-	-	-	-	-
Operating lease liabilities, less current portion	21	3,677	-	2,229	5,927
Finance lease liabilities, less current portion	-	354	-	64	418
Long-term debt, less current portion	-	-	-	-	-
Other commitments and contingencies (Note 16)	-	-	-	-	-
Stockholders' Equity (Deficit)					
National Mentor Holdings, Inc. stockholders' equity (deficit)					
Common stock	-	-	-	-	-
Additional paid-in capital	-	-	-	-	-
Accumulated gain on derivatives, net	-	-	-	-	-
Retained earnings (accumulated deficit)	6,616	(4,390)	-	(5,702)	(3,476)
Total National Mentor Holdings, Inc. stockholders' equity (deficit)	6,616	(4,390)	-	(5,702)	(3,476)
Noncontrolling interests	-	-	-	-	-
Total stockholders' equity (deficit)	6,616	(4,390)	-	(5,702)	(3,476)
Total liabilities and stockholders' equity (deficit)	$ 229	$ 10,334	$ 1,916	$ 15,259	$ 27,738

See accompanying notes to the consolidated financial statements.

Community Services - Missouri Consolidating Balance Sheet As of September 30, 2024 (Unaudited) (Amounts in thousands) Missouri Mentor REM Missouri Consolidated Totals Assets Current Assets: Cash and cash equivalents -$ -$ -$ Restricted cash - - - Accounts receivable, net - 14,023 14,023 Intercompany receivables - - - Prepaid expenses and other current assets - 10 10 Total current assets - 14,033 14,033 Property and equipment, net 5 2,003 2,008 Intangible assets, net - 4,858 4,858 Goodwill - 2,257 2,257 Operating lease right-of-use assets - 8,970 8,970 Finance lease right-of-use assets - 990 990 Restricted cash - - - Other assets - 180 180 Investment in subsidiairies - - - Total assets 5$ 33,291$ 33,296$ Liabilities and Stockholders' Equity (Deficit) Current Liabilities: Accounts payable -$ 228$ 228$ Intercompany payables 219 17,121 17,340 Accrued payroll and related costs - 1,938 1,938 Other accrued liabilities - 283 283 Current operating lease liabilities - 2,285 2,285 Current finance lease liabilities - 263 263 Borrowings under revolving commitments - - - Current portion of long-term debt - - - Total current liabilities 219 22,118 22,337 Other long-term liabilities - (21) (21) Deferred tax liabilities, net - - - Operating lease liabilities, less current portion - 6,835 6,835 Finance lease liabilities, less current portion - 724 724 Long-term debt, less current portion - - - Other commitments and contingencies (Note 16) - - - Stockholders' Equity (Deficit) National Mentor Holdings, Inc. stockholders' equity (deficit) Common stock - - - Additional paid-in capital - - - Accumulated gain on derivatives, net - - - Retained earnings (accumulated deficit) (214) 3,635 3,421 Total National Mentor Holdings, Inc. stockholders’ equity (deficit) (214) 3,635 3,421 Noncontrolling interests - - - Total stockholders' equity (deficit) (214) 3,635 3,421 Total liabilities and stockholders' equity (deficit) 5$ 33,291$ 33,296$ See accompanying notes to the consolidated financial statements.

Community Services - West Virginia Consolidating Balance Sheet As of September 30, 2024 (Unaudited) (Amounts in thousands) REM Community Options, Inc REM West Virginia, Inc Consolidated Totals Assets Current Assets: Cash and cash equivalents -$ -$ -$ Restricted cash - - - Accounts receivable, net 2,352 1,562 3,914 Intercompany receivables - - - Prepaid expenses and other current assets 53 (8) 45 Total current assets 2,405 1,554 3,959 Property and equipment, net 506 1,684 2,190 Intangible assets, net - 4,980 4,980 Goodwill - 1,912 1,912 Operating lease right-of-use assets 1,517 1,443 2,960 Finance lease right-of-use assets 201 - 201 Restricted cash - - - Other assets 12 56 68 Investment in subsidiairies - - - Total assets 4,641$ 11,629$ 16,270$ Liabilities and Stockholders' Equity (Deficit) Current Liabilities: Accounts payable 139$ 324$ 463$ Intercompany payables 8,622 18,056 26,678 Accrued payroll and related costs 771 271 1,042 Other accrued liabilities 4,033 25 4,058 Current operating lease liabilities 510 512 1,022 Current finance lease liabilities 49 - 49 Borrowings under revolving commitments - - - Current portion of long-term debt - - - Total current liabilities 14,124 19,188 33,312 Other long-term liabilities (22) - (22) Deferred tax liabilities, net - - - Operating lease liabilities, less current portion 1,047 994 2,041 Finance lease liabilities, less current portion 158 - 158 Long-term debt, less current portion - - - Other commitments and contingencies (Note 16) - - - Stockholders' Equity (Deficit) National Mentor Holdings, Inc. stockholders' equity (deficit) Common stock - - - Additional paid-in capital - - - Accumulated gain on derivatives, net - - - Retained earnings (accumulated deficit) (10,666) (8,553) (19,219) Total National Mentor Holdings, Inc. stockholders’ equity (deficit) (10,666) (8,553) (19,219) Noncontrolling interests - - - Total stockholders' equity (deficit) (10,666) (8,553) (19,219) Total liabilities and stockholders' equity (deficit) 4,641$ 11,629$ 16,270$ See accompanying notes to the consolidated financial statements.

Community Services - Indiana

Consolidating Balance Sheet
As of September 30, 2024
(Unaudited)
(Amounts in thousands)

	IN Supported Living	IN MENTOR Waiver Services	REM Indiana, Inc	REM Occazio, LLC	REM Indiana Community Services, Inc	Transitional Services, LLC	Bridges of Indiana, Inc.	Consolidated Totals
Assets								
Current Assets:								
Cash and cash equivalents	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Restricted cash	-	-	-	-	-	-	-	-
Accounts receivable, net	1,406	538	1,148	723	731	411	938	5,895
Intercompany receivables	-	-	-	-	-	-	-	-
Prepaid expenses and other current assets	-	-	50	5	24	6	19	104
Total current assets	1,406	538	1,198	728	755	417	957	5,999
Property and equipment, net	512	46	1,190	462	165	242	150	2,767
Intangible assets, net	-	-	-	-	1,016	-	5,818	6,834
Goodwill	-	-	-	-	384	-	1,656	2,040
Operating lease right-of-use assets	2,133	-	1,548	1,320	333	560	433	6,327
Finance lease right-of-use assets	37	-	236	42	-	74	-	389
Restricted cash	-	-	-	-	-	-	-	-
Other assets	27	-	49	-	11	14	13	114
Investment in subsidiaries	-	-	-	-	-	-	-	-
Total assets	$ 4,115	$ 584	$ 4,221	$ 2,552	$ 2,664	$ 1,307	$ 9,027	$ 24,470
Liabilities and Stockholders' Equity (Deficit)								
Current Liabilities:								
Accounts payable	$ 87	$ 6	$ 186	$ 93	$ 12	$ 65	$ 19	$ 468
Intercompany payables	708	5,021	18,631	3,765	6,898	6,806	13,090	54,919
Accrued payroll and related costs	683	208	560	155	235	151	353	2,345
Other accrued liabilities	36	-	411	192	1	87	(2)	725
Current operating lease liabilities	662	-	576	378	101	219	98	2,034
Current finance lease liabilities	9	-	55	9	-	20	-	93
Borrowings under revolving commitments	-	-	-	-	-	-	-	-
Current portion of long-term debt	-	-	-	-	-	-	-	-
Total current liabilities	2,185	5,235	20,419	4,592	7,247	7,348	13,558	60,584
Other long-term liabilities	-	-	(5)	-	-	-	-	(5)
Deferred tax liabilities, net	-	-	-	-	-	-	-	-
Operating lease liabilities, less current portion	1,570	-	1,005	967	294	349	346	4,531
Finance lease liabilities, less current portion	29	-	186	31	-	57	-	303
Long-term debt, less current portion	-	-	-	-	-	-	-	-
Other commitments and contingencies (Note 16)	-	-	-	-	-	-	-	-
Stockholders' Equity (Deficit)								
National Mentor Holdings, Inc. stockholders' equity (deficit)								
Common stock	-	-	-	-	-	-	-	-
Additional paid-in capital	-	-	-	-	-	-	-	-
Accumulated gain on derivatives, net	-	-	-	-	-	-	-	-
Retained earnings (accumulated deficit)	331	(4,651)	(17,384)	(3,038)	(4,877)	(6,447)	(4,877)	(40,943)
Total National Mentor Holdings, Inc. stockholders' equity (deficit)	331	(4,651)	(17,384)	(3,038)	(4,877)	(6,447)	(4,877)	(40,943)
Noncontrolling interests	-	-	-	-	-	-	-	-
Total stockholders' equity (deficit)	331	(4,651)	(17,384)	(3,038)	(4,877)	(6,447)	(4,877)	(40,943)
Total liabilities and stockholders' equity (deficit)	$ 4,115	$ 584	$ 4,221	$ 2,552	$ 2,664	$ 1,307	$ 9,027	$ 24,470

See accompanying notes to the consolidated financial statements.

Community Services - Iowa

Consolidating Balance Sheet
As of September 30, 2024
(Unaudited)
(Amounts in thousands)

	REM Iowa, Inc	REM Developmental Services, Inc	REM Iowa Community Services, Inc	Consolidated Totals
Assets				
Current Assets:				
Cash and cash equivalents	$ -	$ -	$ -	$ -
Restricted cash	-	-	-	-
Accounts receivable, net	1,531	252	4,647	6,430
Intercompany receivables	-	-	-	-
Prepaid expenses and other current assets	8	5	1	14
Total current assets	1,539	257	4,648	6,444
Property and equipment, net	2,352	1,388	2,158	5,898
Intangible assets, net	-	-	-	-
Goodwill	-	-	-	-
Operating lease right-of-use assets	2,082	1,755	7,048	10,885
Finance lease right-of-use assets	-	246	584	830
Restricted cash	-	-	-	-
Other assets	43	12	154	209
Investment in subsidiairies	-	-	-	-
Total assets	$ 6,016	$ 3,658	$ 14,592	$ 24,266
Liabilities and Stockholders' Equity (Deficit)				
Current Liabilities:				
Accounts payable	$ 433	$ 15	$ 136	$ 584
Intercompany payables	13,628	3,389	(6,495)	10,522
Accrued payroll and related costs	360	83	1,020	1,463
Other accrued liabilities	104	-	87	191
Current operating lease liabilities	300	419	2,247	2,966
Current finance lease liabilities	-	61	161	222
Borrowings under revolving commitments	-	-	-	-
Current portion of long-term debt	-	-	-	-
Total current liabilities	14,825	3,967	(2,844)	15,948
Other long-term liabilities	2	-	-	2
Deferred tax liabilities, net	-	-	-	-
Operating lease liabilities, less current portion	1,866	1,372	4,835	8,073
Finance lease liabilities, less current portion	-	192	446	638
Long-term debt, less current portion	-	-	-	-
Other commitments and contingencies (Note 16)	-	-	-	-
Stockholders' Equity (Deficit)				
National Mentor Holdings, Inc. stockholders' equity (deficit)				
Common stock	-	-	-	-
Additional paid-in capital	-	-	-	-
Accumulated gain on derivatives, net	-	-	-	-
Retained earnings (accumulated deficit)	(10,677)	(1,873)	12,155	(395)
Total National Mentor Holdings, Inc. stockholders' equity (deficit)	(10,677)	(1,873)	12,155	(395)
Noncontrolling interests	-	-	-	-
Total stockholders' equity (deficit)	(10,677)	(1,873)	12,155	(395)
Total liabilities and stockholders' equity (deficit)	$ 6,016	$ 3,658	$ 14,592	$ 24,266

See accompanying notes to the consolidated financial statements.

Community Services - New Mexico Consolidating Balance Sheet As of September 30, 2024 (Unaudited) (Amounts in thousands) New Mexico-IDD- REM New Mexico-IDD- Compass New Mexico-IDD- Creative Consolidated Totals Assets Current Assets: Cash and cash equivalents -$ -$ -$ -$ Restricted cash - - - - Accounts receivable, net 337 - - 337 Intercompany receivables - - - - Prepaid expenses and other current assets - - (174) (174) Total current assets 337 - (174) 163 Property and equipment, net 173 - 4 177 Intangible assets, net 891 - - 891 Goodwill 580 - - 580 Operating lease right-of-use assets 1,031 - - 1,031 Finance lease right-of-use assets 81 - - 81 Restricted cash - - - - Other assets 11 - - 11 Investment in subsidiairies - - - - Total assets 3,104$ -$ (170)$ 2,934$ Liabilities and Stockholders' Equity (Deficit) Current Liabilities: Accounts payable 48$ -$ -$ 48$ Intercompany payables 4,151 514 (185) 4,480 Accrued payroll and related costs 210 - 67 277 Other accrued liabilities 38 - - 38 Current operating lease liabilities 272 - - 272 Current finance lease liabilities 21 - - 21 Borrowings under revolving commitments - - - - Current portion of long-term debt - - - - Total current liabilities 4,740 514 (118) 5,136 Other long-term liabilities - - - - Deferred tax liabilities, net - - - - Operating lease liabilities, less current portion 772 - - 772 Finance lease liabilities, less current portion 63 - - 63 Long-term debt, less current portion - - - - Other commitments and contingencies (Note 16) - - - - Stockholders' Equity (Deficit) National Mentor Holdings, Inc. stockholders' equity (deficit) Common stock - - - - Additional paid-in capital - - - - Accumulated gain on derivatives, net - - - - Retained earnings (accumulated deficit) (2,471) (514) (52) (3,037) Total National Mentor Holdings, Inc. stockholders’ equity (deficit) (2,471) (514) (52) (3,037) Noncontrolling interests - - - - Total stockholders' equity (deficit) (2,471) (514) (52) (3,037) Total liabilities and stockholders' equity (deficit) 3,104$ -$ (170)$ 2,934$ See accompanying notes to the consolidated financial statements.

National Mentor Holdings Inc. and Subsidiaries

Consolidating Statement of Operations
For the year ended September 30, 2024
(Unaudited)
(Amounts in thousands)

	Sevita Connected Care	Children & Family Services	Community Services	NeuroRestorative	Central Office	Elimination	Other	NMHI	Consolidated Totals
Net revenue	$ 96,063	$ 246,523	$ 2,075,663	$ 610,797	$ 7,116	$ (1,986)	$ -	$ -	$ 3,034,176
Cost of revenue (exclusive of depreciation and amortization expense below)	70,617	196,046	1,730,825	465,921	6,774	(1,986)	-	-	2,468,197
Operating expenses:									
General and administrative	6,355	19,319	95,769	40,320	135,850	-	-	-	297,613
General and administrative - central support allocation	3,838	9,970	89,151	24,022	(126,981)	-	-	-	-
Depreciation and amortization	9,857	13,189	101,690	32,425	13,680	-	-	-	170,841
Loss (gain) on divestiture of property and equipment	142	55	1,112	956	237	-	-	-	2,502
Total operating expenses	20,192	42,533	287,722	97,723	22,786	-	-	-	470,956
Income (loss) from operations	5,254	7,944	57,116	47,153	(22,444)	-	-	-	95,023
Other income (expense):									
Interest expense	(6,343)	(16,215)	(145,389)	(40,161)	(468)	(8)	-	-	(208,584)
Other income (expense), net	110	604	833	379	235	1,511	-	-	3,672
Income (loss) before income taxes	(979)	(7,667)	(87,440)	7,371	(22,677)	1,503	-	-	(109,889)
Provision for income taxes	-	-	-	-	34,036	-	-	-	34,036
Net income (loss)	(979)	(7,667)	(87,440)	7,371	(56,713)	1,503	-	-	(143,925)
Less: Net loss attributable to noncontrolling interests	-	-	-	-	(1,774)	-	-	-	(1,774)
Net income (loss) attributable to National Mentor Holdings, Inc.	$ (979)	$ (7,667)	$ (87,440)	$ 7,371	$ (54,939)	$ 1,503	$ -	$ -	$ (142,151)

See accompanying notes to the consolidated financial statements.

Community Services Consolidating Statement of Operations For the year ended September 30, 2024 (Unaudited) (Amounts in thousands) Alabama Arizona California Colorado Delaware Florida Georgia Idaho Illinois Indiana Iowa Kentucky Louisiana Massachusetts Minnesota Mississippi Missouri Montana Nevada New Jersey New Mexico North Dakota Ohio Pennsylvania South Carolina Tennessee Texas Virginia West Virginia Wisconsin Wyoming Overhead Consolidated Totals Net revenue 2,638$ 170,416$ 212,486$ 3,702$ 35,988$ 174,824$ 29,686$ 28,478$ 33,874$ 112,714$ 86,912$ 15,560$ 14,564$ 17,633$ 379,429$ 30,138$ 121,036$ 2,749$ 23,112$ 65,386$ 5,755$ 26,219$ 74,895$ 47,230$ 30,215$ 86,402$ 126,510$ 23,827$ 49,634$ 41,952$ 1,699$ -$ 2,075,663$ Cost of revenue (exclusive of depreciation and amortization expense below) 2,053 154,764 175,963 3,285 28,020 128,032 26,584 23,571 30,942 98,753 68,595 18,702 13,582 14,559 294,244 22,583 91,116 2,381 19,916 53,650 5,945 20,136 62,958 34,507 24,004 79,419 121,371 24,078 44,301 39,519 1,569 1,723 1,730,825 Operating expenses: General and administrative 138 6,031 8,160 125 950 5,237 1,538 1,285 1,557 4,196 3,747 1,106 790 505 11,077 914 4,116 183 1,278 1,428 601 872 2,172 2,070 1,162 3,757 7,033 1,582 2,809 1,916 117 17,317 95,769 General and administrative - central support allocation 163 11,987 13,659 253 2,134 10,533 2,060 1,941 2,365 7,999 5,409 1,574 1,195 1,148 22,557 1,802 6,986 190 1,583 4,277 469 1,579 4,835 2,810 1,865 6,370 10,155 2,093 3,597 3,010 130 (47,577) 89,151 Depreciation and amortization 84 7,589 5,226 103 187 5,851 591 1,124 482 2,571 2,378 1,043 1,112 368 9,596 1,623 1,913 121 821 2,946 187 253 1,429 1,691 808 5,147 11,566 3,713 1,640 411 104 29,012 101,690 Loss (gain) on divestiture of property and equipment 1 89 50 - 5 73 14 2 10 18 217 (6) 6 2 (43) - 31 - 83 107 15 (3) (35) 4 (9) 9 144 81 209 38 - - 1,112 Total operating expenses 386 25,696 27,095 481 3,276 21,694 4,203 4,352 4,414 14,784 11,751 3,717 3,103 2,023 43,187 4,339 13,046 494 3,765 8,758 1,272 2,701 8,401 6,575 3,826 15,283 28,898 7,469 8,255 5,375 351 (1,248) 287,722 Income (loss) from operations 199 (10,044) 9,428 (64) 4,692 25,098 (1,101) 555 (1,482) (823) 6,566 (6,859) (2,121) 1,051 41,998 3,216 16,874 (126) (569) 2,978 (1,462) 3,382 3,536 6,148 2,385 (8,300) (23,759) (7,720) (2,922) (2,942) (221) (475) 57,116 Other income (expense): Interest expense (175) (12,744) (14,616) (270) (2,211) (11,277) (2,200) (2,063) (2,518) (8,293) (5,776) (1,674) (1,307) (1,189) (24,146) (1,943) (7,419) (202) (1,682) (4,442) (500) (1,684) (5,159) (2,916) (1,990) (6,762) (10,940) (2,221) (3,732) (3,202) (138) 2 (145,389) Other income (expense), net - 32 37 1 6 28 6 5 6 21 14 4 3 3 247 5 19 1 4 11 1 4 13 7 5 17 27 8 9 8 - 281 833 Income (loss) before income taxes 24 (22,756) (5,151) (333) 2,487 13,849 (3,295) (1,503) (3,994) (9,095) 804 (8,529) (3,425) (135) 18,099 1,278 9,474 (327) (2,247) (1,453) (1,961) 1,702 (1,610) 3,239 400 (15,045) (34,672) (9,933) (6,645) (6,136) (359) (192) (87,440) Provision for income taxes - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Net income (loss) 24 (22,756) (5,151) (333) 2,487 13,849 (3,295) (1,503) (3,994) (9,095) 804 (8,529) (3,425) (135) 18,099 1,278 9,474 (327) (2,247) (1,453) (1,961) 1,702 (1,610) 3,239 400 (15,045) (34,672) (9,933) (6,645) (6,136) (359) (192) (87,440) Less: Net loss attributable to noncontrolling interests - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Net income (loss) attributable to National Mentor Holdings, Inc. 24$ (22,756)$ (5,151)$ (333)$ 2,487$ 13,849$ (3,295)$ (1,503)$ (3,994)$ (9,095)$ 804$ (8,529)$ (3,425)$ (135)$ 18,099$ 1,278$ 9,474$ (327)$ (2,247)$ (1,453)$ (1,961)$ 1,702$ (1,610)$ 3,239$ 400$ (15,045)$ (34,672)$ (9,933)$ (6,645)$ (6,136)$ (359)$ (192)$ (87,440)$ See accompanying notes to the consolidated financial statements.

Children & Family Services

Consolidating Statement of Operations
For the year ended September 30, 2024
(Unaudited)
(Amounts in thousands)

	Alabama	Connecticut	Georgia	Indiana	Kentucky	Maryland	Massachusetts	Minnesota	New Jersey	North Carolina	Ohio	Pennsylvania	South Carolina	Overhead	Consolidated Totals
Net revenue	$ 9,204	$ 4,337	$ 17,421	$ 6,496	$ -	$ 11,995	$ 75,176	$ 29,940	$ 17,301	$ 262	$ 29,685	$ 34,647	$ 10,059	$ -	$ 246,523
Cost of revenue (exclusive of depreciation and amortization expense below)	7,017	3,735	15,074	4,083	(8)	7,934	61,408	22,122	14,509	713	22,095	25,558	9,067	2,739	196,046
Operating expenses:															
General and administrative	596	107	832	225	8	1,069	4,804	981	827	54	1,010	1,628	753	6,425	19,319
General and administrative - central support allocation	989	480	2,049	538	-	1,181	8,705	3,089	1,993	103	2,953	3,447	1,259	(16,816)	9,970
Depreciation and amortization	58	20	164	29	-	87	3,083	920	349	28	125	317	168	7,841	13,189
Loss (gain) on divestiture of property and equipment	2	1	-	2	-	(6)	23	5	7	-	7	2	9	3	55
Total operating expenses	1,645	608	3,045	794	8	2,331	16,615	4,995	3,176	185	4,095	5,394	2,189	(2,547)	42,533
Income (loss) from operations	542	(6)	(698)	1,619	-	1,730	(2,847)	2,823	(384)	(636)	3,495	3,695	(1,197)	(192)	7,944
Other income (expense):															
Interest expense	(595)	(292)	(1,233)	(323)	-	(724)	(5,279)	(1,878)	(1,203)	(63)	(1,776)	(2,088)	(761)	-	(16,215)
Other income (expense), net	1	1	3	1	-	96	13	7	3	-	4	97	2	376	604
Income (loss) before income taxes	(52)	(297)	(1,928)	1,297	-	1,102	(8,113)	952	(1,584)	(699)	1,723	1,704	(1,956)	184	(7,667)
Provision for income taxes	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net income (loss)	(52)	(297)	(1,928)	1,297	-	1,102	(8,113)	952	(1,584)	(699)	1,723	1,704	(1,956)	184	(7,667)
Less: Net loss attributable to noncontrolling interests	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net income (loss) attributable to National Mentor Holdings, Inc.	$ (52)	$ (297)	$ (1,928)	$ 1,297	$ -	$ 1,102	$ (8,113)	$ 952	$ (1,584)	$ (699)	$ 1,723	$ 1,704	$ (1,956)	$ 184	$ (7,667)

See accompanying notes to the consolidated financial statements.

NeuroRestorative

Consolidating Statement of Operations
For the year ended September 30, 2024
(Unaudited)
(Amounts in thousands)

	Arizona	Arkansas	California	Colorado	Florida	Georgia	Illinois	Iowa	Kansas	Kentucky
Net revenue	$ 1,056	$ 11,204	$ 76,642	$ 6,637	$ 89,369	$ 6,049	$ 49,685	$ 8,963	$ 3	$ 31,307
Cost of revenue (exclusive of depreciation and amortization expense below)	793	8,704	63,169	7,743	60,454	3,205	35,637	5,529	-	24,792
Operating expenses:										
General and administrative	38	454	2,186	185	1,715	117	885	264	-	618
General and administrative - central support allocation	110	1,225	8,945	1,111	8,547	438	4,955	767	-	3,425
Depreciation and amortization	32	99	1,004	328	3,752	71	1,720	166	3	1,107
Loss (gain) on divestiture of property and equipment	-	-	-	-	21	1	277	(19)	-	48
Total operating expenses	180	1,778	12,135	1,624	14,035	627	7,837	1,178	3	5,198
Income (loss) from operations	83	722	1,338	(2,730)	14,880	2,217	6,211	2,256	-	1,317
Other income (expense):										
Interest expense	(66)	(778)	(5,293)	(657)	(5,268)	(268)	(3,051)	(472)	-	(2,120)
Other income (expense), net	-	2	13	2	13	1	8	1	-	5
Income (loss) before income taxes	17	(54)	(3,942)	(3,385)	9,625	1,950	3,168	1,785	-	(798)
Provision for income taxes	-	-	-	-	-	-	-	-	-	-
Net income (loss)	17	(54)	(3,942)	(3,385)	9,625	1,950	3,168	1,785	-	(798)
Less: Net loss attributable to noncontrolling interests	-	-	-	-	-	-	-	-	-	-
Net income (loss) attributable to National Mentor Holdings, Inc.	$ 17	$ (54)	$ (3,942)	$ (3,385)	$ 9,625	$ 1,950	$ 3,168	$ 1,785	$ -	$ (798)

	Louisiana	Maine	Maryland	Massachusetts	Michigan	Nevada	New Hampshire	New Jersey	North Carolina	Ohio
Net revenue	$ 2,178	$ 12,356	$ 12,210	$ 27,096	$ 89,667	$ 29,689	$ 11,869	$ 22,864	$ 4,669	$ 1,525
Cost of revenue (exclusive of depreciation and amortization expense below)	1,738	9,865	8,020	21,366	56,026	24,208	8,951	20,087	2,220	2,807
Operating expenses:										
General and administrative	56	133	323	475	2,645	687	314	409	88	149
General and administrative - central support allocation	241	1,407	1,143	2,994	7,813	3,667	1,331	2,743	316	363
Depreciation and amortization	81	417	369	1,282	1,872	1,747	727	666	127	59
Loss (gain) on divestiture of property and equipment	13	(2)	162	-	46	-	385	3	2	13
Total operating expenses	391	1,955	1,997	4,751	12,376	6,101	2,757	3,821	533	584
Income (loss) from operations	49	536	2,193	979	21,265	(620)	161	(1,044)	1,916	(1,866)
Other income (expense):										
Interest expense	(146)	(864)	(698)	(1,848)	(4,822)	(3,194)	(810)	(1,688)	(193)	(205)
Other income (expense), net	-	2	2	5	12	5	2	4	-	1
Income (loss) before income taxes	(97)	(326)	1,497	(864)	16,455	(3,809)	(647)	(2,728)	1,723	(2,070)
Provision for income taxes	-	-	-	-	-	-	-	-	-	-
Net income (loss)	(97)	(326)	1,497	(864)	16,455	(3,809)	(647)	(2,728)	1,723	(2,070)
Less: Net loss attributable to noncontrolling interests	-	-	-	-	-	-	-	-	-	-
Net income (loss) attributable to National Mentor Holdings, Inc.	$ (97)	$ (326)	$ 1,497	$ (864)	$ 16,455	$ (3,809)	$ (647)	$ (2,728)	$ 1,723	$ (2,070)

	Pennsylvania	Rhode Island	Tennessee	Texas	Utah	Virginia	Pediatric H&C	Overhead	Consolidated Totals
Net revenue	$ 13,029	$ 3,866	$ 1,376	$ 50,185	$ 18,508	$ 9,363	$ 19,432	$ -	$ 610,797
Cost of revenue (exclusive of depreciation and amortization expense below)	10,577	2,601	804	36,266	16,952	5,288	19,212	8,907	465,921
Operating expenses:									
General and administrative	872	82	25	1,457	425	200	2,377	23,141	40,320
General and administrative - central support allocation	1,609	366	114	4,761	2,395	747	1,980	(39,491)	24,022
Depreciation and amortization	1,041	137	42	988	425	262	2,299	11,602	32,425
Loss (gain) on divestiture of property and equipment	-	-	-	2	-	(5)	7	2	956
Total operating expenses	3,522	585	181	7,208	3,245	1,204	6,663	(4,746)	97,723
Income (loss) from operations	(1,070)	680	391	6,711	(1,689)	2,871	(6,443)	(4,161)	47,153
Other income (expense):									
Interest expense	(992)	(226)	(70)	(2,755)	(1,416)	(465)	(1,796)	-	(40,161)
Other income (expense), net	2	1	-	7	4	1	5	281	379
Income (loss) before income taxes	(2,060)	455	321	3,963	(3,101)	2,407	(8,234)	(3,880)	7,371
Provision for income taxes	-	-	-	-	-	-	-	-	-
Net income (loss)	(2,060)	455	321	3,963	(3,101)	2,407	(8,234)	(3,880)	7,371
Less: Net loss attributable to noncontrolling interests	-	-	-	-	-	-	-	-	-
Net income (loss) attributable to National Mentor Holdings, Inc.	$ (2,060)	$ 455	$ 321	$ 3,963	$ (3,101)	$ 2,407	$ (8,234)	$ (3,880)	$ 7,371

See accompanying notes to the consolidated financial statements.

Community Services - California

Consolidating Statement of Operations
For the year ended September 30, 2024
(Unaudited)
(Amounts in thousands)

	CA MENTOR	California Mentor Family Home Agency, LLC	IFCS dba California Mentor	Horrigan Cole Enterprises, Inc.	First Step Independent Living, Inc.	Unlimited Quest, Inc.	Loyds Liberty Homes, Inc.	Cornerstone Living Skills, Inc.	SAR, PC	REM California	Consolidated Totals
Net revenue	$ 45,019	$ 45,160	$ 11,864	$ 50,528	$ 5,164	$ 5,577	$ 17,088	$ (143)	$ -	$ 32,229	$ 212,486
Cost of revenue (exclusive of depreciation and amortization expense below)	47,431	33,741	8,483	34,973	4,259	4,642	13,855	3	91	28,485	175,963
Operating expenses:											
General and administrative	5,591	1,122	363	338	53	37	284	-	1	371	8,160
General and administrative - central support allocation	(6,754)	5,443	1,331	5,620	672	745	2,363	-	10	4,229	13,659
Depreciation and amortization	1,285	214	225	1,006	162	139	705	-	15	1,475	5,226
Loss (gain) on divestiture of property and equipment	(11)	3	-	17	-	-	20	-	-	21	50
Total operating expenses	111	6,782	1,919	6,981	887	921	3,372	-	26	6,096	27,095
Income (loss) from operations	(2,523)	4,637	1,462	8,574	18	14	(139)	(146)	(117)	(2,352)	9,428
Other income (expense):											
Interest expense	(3,695)	(2,845)	(728)	(2,947)	(359)	(392)	(1,250)	-	(7)	(2,393)	(14,616)
Other income (expense), net	9	7	2	8	1	1	3	-	-	6	37
Income (loss) before income taxes	(6,209)	1,799	736	5,635	(340)	(377)	(1,386)	(146)	(124)	(4,739)	(5,151)
Provision for income taxes	-	-	-	-	-	-	-	-	-	-	-
Net income (loss)	(6,209)	1,799	736	5,635	(340)	(377)	(1,386)	(146)	(124)	(4,739)	(5,151)
Less: Net loss attributable to noncontrolling interests	-	-	-	-	-	-	-	-	-	-	-
Net income (loss) attributable to National Mentor Holdings, Inc.	$ (6,209)	$ 1,799	$ 736	$ 5,635	$ (340)	$ (377)	$ (1,386)	$ (146)	$ (124)	$ (4,739)	$ (5,151)

See accompanying notes to the consolidated financial statements.

Community Services - Arizona

Consolidating Statement of Operations
For the year ended September 30, 2024
(Unaudited)
(Amounts in thousands)

	AZ MENTOR	Spectrum Home Healthcare, LLC	AZ Healthcare	AZ Tungland	Consolidated Totals
Net revenue	$ 92,687	$ 5,813	$ 9,570	$ 62,346	$ 170,416
Cost of revenue (exclusive of depreciation and amortization expense below)	83,227	8,060	8,588	54,889	154,764
Operating expenses:					
General and administrative	4,568	149	537	777	6,031
General and administrative - central support allocation	2,631	806	1,545	7,005	11,987
Depreciation and amortization	1,335	2,894	707	2,653	7,589
Loss (gain) on divestiture of property and equipment	57	4	2	26	89
Total operating expenses	8,591	3,853	2,791	10,461	25,696
Income (loss) from operations	869	(6,100)	(1,809)	(3,004)	(10,044)
Other income (expense):					
Interest expense	(6,593)	(688)	(808)	(4,655)	(12,744)
Other income (expense), net	17	2	2	11	32
Income (loss) before income taxes	(5,707)	(6,786)	(2,615)	(7,648)	(22,756)
Provision for income taxes	-	-	-	-	-
Net income (loss)	(5,707)	(6,786)	(2,615)	(7,648)	(22,756)
Less: Net loss attributable to noncontrolling interests	-	-	-	-	-
Net income (loss) attributable to National Mentor Holdings, Inc.	$ (5,707)	$ (6,786)	$ (2,615)	$ (7,648)	$ (22,756)

See accompanying notes to the consolidated financial statements.

Community Services - New Jersey Consolidating Statement of Operations For the year ended September 30, 2024 (Unaudited) (Amounts in thousands) New Jersey MENTOR - IDD REM New Jersey, Inc. D&S New Jersey Consolidated Totals Net revenue 2,440$ 46,364$ 16,582$ 65,386$ Cost of revenue (exclusive of depreciation and amortization expense below) 1,390 38,548 13,712 53,650 Operating expenses: General and administrative 253 1,077 98 1,428 General and administrative - central support allocation (418) 3,198 1,497 4,277 Depreciation and amortization 3 1,611 1,332 2,946 Loss (gain) on divestiture of property and equipment - 111 (4) 107 Total operating expenses (162) 5,997 2,923 8,758 Income (loss) from operations 1,212 1,819 (53) 2,978 Other income (expense): Interest expense (124) (3,166) (1,152) (4,442) Other income (expense), net - 8 3 11 Income (loss) before income taxes 1,088 (1,339) (1,202) (1,453) Provision for income taxes - - - - Net income (loss) 1,088 (1,339) (1,202) (1,453) Less: Net loss attributable to noncontrolling interests - - - - Net income (loss) attributable to National Mentor Holdings, Inc. 1,088$ (1,339)$ (1,202)$ (1,453)$ See accompanying notes to the consolidated financial statements.

Community Services - Missouri Consolidating Statement of Operations For the year ended September 30, 2024 (Unaudited) (Amounts in thousands) Missouri Mentor REM Missouri Consolidated Totals Net revenue 160$ 120,876$ 121,036$ Cost of revenue (exclusive of depreciation and amortization expense below) 212 90,904 91,116 Operating expenses: General and administrative 21 4,095 4,116 General and administrative - central support allocation 19 6,967 6,986 Depreciation and amortization 4 1,909 1,913 Loss (gain) on divestiture of property and equipment - 31 31 Total operating expenses 44 13,002 13,046 Income (loss) from operations (96) 16,970 16,874 Other income (expense): Interest expense (20) (7,399) (7,419) Other income (expense), net - 19 19 Income (loss) before income taxes (116) 9,590 9,474 Provision for income taxes - - - Net income (loss) (116) 9,590 9,474 Less: Net loss attributable to noncontrolling interests - - - Net income (loss) attributable to National Mentor Holdings, Inc. (116)$ 9,590$ 9,474$ See accompanying notes to the consolidated financial statements.

Community Services - West Virginia Consolidating Statement of Operations For the year ended September 30, 2024 (Unaudited) (Amounts in thousands) REM Community Options, Inc REM West Virginia, Inc Consolidated Totals Net revenue 33,877$ 15,757$ 49,634$ Cost of revenue (exclusive of depreciation and amortization expense below) 29,228 15,073 44,301 Operating expenses: General and administrative 1,997 812 2,809 General and administrative - central support allocation 2,292 1,305 3,597 Depreciation and amortization 304 1,336 1,640 Loss (gain) on divestiture of property and equipment (4) 213 209 Total operating expenses 4,589 3,666 8,255 Income (loss) from operations 60 (2,982) (2,922) Other income (expense): Interest expense (2,377) (1,355) (3,732) Other income (expense), net 6 3 9 Income (loss) before income taxes (2,311) (4,334) (6,645) Provision for income taxes - - - Net income (loss) (2,311) (4,334) (6,645) Less: Net loss attributable to noncontrolling interests - - - Net income (loss) attributable to National Mentor Holdings, Inc. (2,311)$ (4,334)$ (6,645)$ See accompanying notes to the consolidated financial statements.

Community Services - Indiana

Consolidating Statement of Operations
For the year ended September 30, 2024
(Unaudited)
(Amounts in thousands)

	IN Supported Living	IN MENTOR Waiver Services	REM Indiana, Inc	REM Occazio, LLC	REM Indiana Community Services, Inc	Transitional Services, LLC	Bridges of Indiana, Inc.	Consolidated Totals
Net revenue	$ 28,648	$ 8,535	$ 21,852	$ 13,855	$ 11,756	$ 9,883	$ 18,185	$ 112,714
Cost of revenue (exclusive of depreciation and amortization expense below)	24,669	7,749	21,176	11,475	10,109	8,923	14,652	98,753
Operating expenses:								
General and administrative	1,192	5	1,845	339	59	182	574	4,196
General and administrative - central support allocation	568	1,884	1,007	1,521	814	1,016	1,189	7,999
Depreciation and amortization	417	19	629	386	233	208	679	2,571
Loss (gain) on divestiture of property and equipment	(2)	-	11	2	3	1	3	18
Total operating expenses	2,175	1,908	3,492	2,248	1,109	1,407	2,445	14,784
Income (loss) from operations	1,804	(1,122)	(2,816)	132	538	(447)	1,088	(823)
Other income (expense):								
Interest expense	(1,909)	(681)	(1,894)	(1,034)	(791)	(772)	(1,212)	(8,293)
Other income (expense), net	5	2	5	3	2	2	2	21
Income (loss) before income taxes	(100)	(1,801)	(4,705)	(899)	(251)	(1,217)	(122)	(9,095)
Provision for income taxes	-	-	-	-	-	-	-	-
Net income (loss)	(100)	(1,801)	(4,705)	(899)	(251)	(1,217)	(122)	(9,095)
Less: Net loss attributable to noncontrolling interests	-	-	-	-	-	-	-	-
Net income (loss) attributable to National Mentor Holdings, Inc.	$ (100)	$ (1,801)	$ (4,705)	$ (899)	$ (251)	$ (1,217)	$ (122)	$ (9,095)

See accompanying notes to the consolidated financial statements.

Community Services - Iowa Consolidating Statement of Operations For the year ended September 30, 2024 (Unaudited) (Amounts in thousands) REM Iowa, Inc REM Developmental Services, Inc REM Iowa Community Services, Inc Consolidated Totals Net revenue 13,982$ 3,472$ 69,458$ 86,912$ Cost of revenue (exclusive of depreciation and amortization expense below) 13,201 2,834 52,560 68,595 Operating expenses: General and administrative 1,842 363 1,542 3,747 General and administrative - central support allocation 316 (232) 5,325 5,409 Depreciation and amortization 532 541 1,305 2,378 Loss (gain) on divestiture of property and equipment 170 (10) 57 217 Total operating expenses 2,860 662 8,229 11,751 Income (loss) from operations (2,079) (24) 8,669 6,566 Other income (expense): Interest expense (1,187) (255) (4,334) (5,776) Other income (expense), net 3 1 10 14 Income (loss) before income taxes (3,263) (278) 4,345 804 Provision for income taxes - - - - Net income (loss) (3,263) (278) 4,345 804 Less: Net loss attributable to noncontrolling interests - - - - Net income (loss) attributable to National Mentor Holdings, Inc. (3,263)$ (278)$ 4,345$ 804$ See accompanying notes to the consolidated financial statements.

Community Services - New Mexico Consolidating Statement of Operations For the year ended September 30, 2024 (Unaudited) (Amounts in thousands) New Mexico- IDD-REM New Mexico- IDD-Creative Consolidated Totals Net revenue 5,755$ -$ 5,755$ Cost of revenue (exclusive of depreciation and amortization expense below) 5,937 8 5,945 Operating expenses: General and administrative 597 4 601 General and administrative - central support allocation 468 1 469 Depreciation and amortization 183 4 187 Loss (gain) on divestiture of property and equipment 13 2 15 Total operating expenses 1,261 11 1,272 Income (loss) from operations (1,443) (19) (1,462) Other income (expense): Less: Net loss attributable to noncontrolling interests (499) (1) (500) Other income (expense), net 1 - 1 Income (loss) before income taxes (1,941) (20) (1,961) Provision for income taxes - - - Net income (loss) (1,941) (20) (1,961) Less: Net loss attributable to noncontrolling interests - - - Net income (loss) attributable to National Mentor Holdings, Inc. (1,941)$ (20)$ (1,961)$ See accompanying notes to the consolidated financial statements.